UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2018

_______________________________________________________________

WECONNECT TECH INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52879	39-2060052
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1st Floor, Block A, Axis Business Campus

No. 13A & 13B, Jalan 225, Section 51A

46100 Petaling Jaya

Selangor, Malaysia

(Address of principal executive offices) (Zip Code)

+60 17 380 2755
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses.  Such forward-looking statements include, among others, those statements including the words "expects," "anticipates," "intends," "believes" and similar language.  Our actual results may differ significantly from those projected in the forward-looking statements.  Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the sections "Description of Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."  You should carefully review the risks described in this Current Report on Form 8-K and in other documents we file from time to time with the Securities and Exchange Commission.  You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report.  We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document.

Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.

All references in this Form 8-K to the "Company," "we," "us" or "our" are to Gold Union Inc. on a consolidated basis.

Item 2.01 Completion of an Acquisition or Disposition of Assets.

On June 8, 2018, WECONNECT TECH INTERNATIONAL, INC. (“we”, “us” or the “Company”), executed a Share Exchange Agreement (“the “Share Exchange Agreement”) with MIG Mobile Tech Berhad, a corporation organized under the laws of Malaysia (“MIG”), and shareholders holding up to 99.662% of the issued and outstanding securities of MIG (collectively, the “MIG Shareholders”). Pursuant to the Share Exchange Agreement, we purchased 49,831,007 shares of MIG (the “MIG Shares”), representing approximately 99.662 % of the issued and outstanding shares of common stock of MIG. As consideration, we agreed to issue to the MIG Shareholders 498,310,070 shares of our common stock, at a value of US $0.05 per share, for an aggregate value of US$24,915,503.50. We consummated the acquisition of the MIG Shares on June 8, 2018. It is our understanding that the MIG Shareholders are not U.S. Persons within the meaning of Regulations S. Accordingly, the Shares are being sold pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation S promulgated thereunder. The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to the Share Exchange Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

MIG Mobile Tech Berhad is a payment solution provider, providing a platform designed to consolidate users’ forms of payment and connect merchants to consumers by offering a cashless form of online and offline transaction, visa-powered card, smart kiosk, reward system, and shopping aggregator system. As a result of our acquisition of the MIG Shares, we entered into the payment solution business with a focus on users located in Malaysia.

Prior to the acquisition, the Company was considered as a shell company due to its nominal assets and limited operation. Upon the acquisition, MIG will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity. MIG is deemed to be the accounting acquirer for accounting purposes. The transaction will be treated as a recapitalization of the Company. Accordingly, the consolidated assets, liabilities and results of operations of the Company will become the historical financial statements of MIG, and the Company’s assets, liabilities and results of operations will be consolidated with MIG beginning on the acquisition date. MIG was the legal acquiree but deemed to be the accounting acquirer. The Company was the legal acquirer but deemed to be the accounting acquiree in the reverse merger. The historical financial statements prior to the acquisition are those of the accounting acquirer (MIG). Historical stockholders’ equity of the accounting acquirer prior to the merger are retroactively restated (a recapitalization) for the equivalent number of shares received in the merger. Operations prior to the merger are those of the acquirer. After completion of the share exchange transaction, the Company’s consolidated financial statements include the assets and liabilities, the operations and cash flow of the accounting acquirer.

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CORPORATE HISTORY

General

We were incorporated under the laws of the State of Nevada on April 25, 2007. Prior to our acquisition of the MIG Shares, we were an exploration stage company engaged in the acquisition and exploration of mineral properties. We were also a “shell company” with no meaningful assets or operations other than our efforts to identify and merge with an operating company. We operated under the name “Contact Minerals Corp. and our securities traded under the symbol “CNTM.” Effective November 6, 2017, we changed our name to “WECONNECT Tech International, Inc.” and our symbol to “WECT.” Our business office is located at 1st Floor, Block A, Axis Business Campus, No. 13A & 13B, Jalan 225, Section 51A, 46100 Petaling Jaya, Selangor, Malaysia.

Effective August 29, 2017, the Company and Kerry McCullagh, the Company’s former Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer (the “Seller”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Shiong Han Wee and Kwueh Lim Wong (collectively, the “Purchasers”). Under the terms of the Stock Purchase Agreement, the Purchasers agreed to purchase 7,000,000 shares from the Seller (the Seller Shares”) and 78,770,000 shares from the Company (the “Issued Shares”) for an aggregate purchase price of $350,000. The sale of the Seller Shares and the Issued Shares consummated September 11, 2017.

Upon the consummation of the sale, Kerry McCullagh, Alex Langer and William McCullagh, our former executive officers and directors, resigned from all of their positions with the Company. Their resignations were not due to any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices.

The following individuals were appointed to serve in the positions set forth next to their names below:

Name	Age	Position
Shiong Han Wee	41	Director, Chief Executive Officer
Kwueh Lim Wong	41	Director, Chief Financial Officer and Secretary

Chee Kuen Chim and Pui Hold Ho were each appointed to serve as a Director of the Company effective September 22, 2017. Mr. Chim resigned from his positions with the Company effective May 11, 2018, and Mun Wai Wong was appointed to fill the vacancy caused by such resignation on June 1, 2018.

Effective June 1, 2018, Kweuh Lim Wong resigned from his position as the Chief Financial Officer of the Company and Chow Wing Loke was appointed to fill the vacancy caused by Mr. Wong’s resignation.

Effective June 8, 2018, we consummated the acquisition of the MIG Shares, constituting approximately 99.662% of the issued and outstanding securities of MIG. As a result of our acquisition of the MIG Shares, we entered into the payment solution business with a focus on users located in Malaysia.

Description of Business OF MIG MOBILE TECH BERHAD

We are a payment-solution provider designed to consolidate users’ forms of payment and connect merchants to consumers in a dynamic ecosystem via digital transactions in the form of mobile payment, visa-powered payment card, and also other features such as smart kiosk, in-app rewarding system, and shopping aggregator system that are both convenient and rewarding. In a society that is still extremely cash-reliant in its daily transactions, we offer a cashless transaction solution with our digital payment system that can be used domestically and internationally.

MIG Mobile Tech Berhad was established in 2015, under the laws of Malaysia, and commenced operations in Malaysia in October 2015. We believe that the growth of our business demonstrates the power of our solution and the size of our market opportunity. Since our inception, we have:

•	Increased our user downloads from 963 in September, 2016 to 53,733 in April, 2018
•	Increased the number of merchants featured and using our platform from 81 in September, 2016 to 397 in April, 2018; and
•	Grew from 27 employees as of September 30, 2016 to 35 employees as of April 30, 2018.

We expect to focus our business in Malaysia, Indonesia and other ASEAN countries, which we believe are regions of growth due to the youthful population, increasing income level, and the maturation of e-commerce products and services in these countries. Specifically, we hope to launch our operations in Indonesia in the second quarter of 2019.

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Description of the Market in Malaysia and Indonesia

Malaysia

According to a 2017 Eshopworld article, there are currently 16.53 million eCommerce users in Malaysia, with an additional 5 million users expected to be shopping online by 2021. These 20 million eCommerce users will represent approximately 77% of the total population. The average user currently spends US$74 online and is expected to will grow to US$110 by 2021.

As e-commerce continues to grow at a rapid pace in Malaysia, we believe that more and more consumers will be ready to welcome more payment options, especially going cashless through the use of mobile wallets. According to the Visa Consumer Payment Attitudes Study 2016, 74% of Malaysian surveyed prefer to make payment electronically. As the Malaysian society slowly goes cashless, we expect e-commerce platforms to introduce new and creative payment methods to meet the changing needs of consumers.

Indonesia

According to a survey report by Hootsuite, Digital in 2018, 56% of Indonesia’s 265.4 million people are urbanized. There were 132.7 million active internet users and 124.8 million active mobile users, with 31% of the population having made an online purchase via a desktop and 31% via mobile phone. We believe that internet and mobile purchases will account for an increasingly larger market share in the future of retail in Malaysia, Indonesia and other ASEAN countries. We also believe that the move towards cashless transactions will continue in these regions. During this period of transition, we believe that it will be important for merchants and customers to be able to conveniently and seamlessly interact from the initial contact to the ultimate purchase, including both digital and in-person interactions throughout the entire purchasing process.

Our Products and Services

Current

Scan2Pay: Our Scan2Pay program allows users to purchase products and services from brick and mortar merchants without the use of cash or a debit/credit card on hand. Participating merchants using our platform are identified by a sticker in their window. So long as the user has access to an internet connection and a camera, users will be able to purchase goods and services with their mobile telephone by scanning.

Future. We expect to introduce the following products as they become available in the future.

WPAY E-Wallet: WPAY digitalizes all the payment methods from online to offline, by using the latest digital payment technology and payment card. WPAY is designed to handle online and offline transactions. WPAY VISA Powered Cards: It is completely VISA-powered and allows users to pay by using a card enabled with a chip, magnetic strip and Pay Wave with NFC Technology to ensure acceptance around the would instantly even with legacy systems, whether through swiping, inserting or waving.

WE-Reward: WPAY is equipped with a loyalty system which has the flexibility to make redemptions through points, or combining points and cash, or even converting points to cash.

WE-Payroll: This is a multifunctional wristband operated via RFID technology which is able to very quickly speed up the entry system for an event. It collects participant’s data individually and enables users to associate with their social media account. Users are also able to perform cashless transactions using a RFID wristband to buy food and water during an event.

WE-Kiosk: With the implementation of a smart kiosk, users can perform cash withdrawal and deposit transactions, card issuance, and bill payments. Moving forward, users will be able to apply for financing, make a foreign currency exchange, cryptocurrency exchange, and speak to our customer satisfaction personnel.

WE-ID: This is a facial recognition system based on faceprints that can quickly and accurately identify target individuals. It also serves as the ticket entry system to identify a particular individual for all events and uses higher technology and a secure authentication method for transaction, instead of using the traditional thumbprint, password etc.

WE-Aggregator System: To reconnect with the core feature of WECONNECT, WPAY will now act as aggregator of not only the online malls, but also aggregate payments as a solution for education fees, bill and utilities payment, and later on, insurance and investments.

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Operations

Our business operations are divided into the following core functions to address the needs of our merchants and customers.

Merchant Services Representatives.    Once a contract is signed, one of our merchant services representatives will initiate the first of several communications with the merchant to introduce the merchant to the tools that we provide and plan for our ecosystem. Before the product goes live on the app, the representative works with the merchant to prepare staffing and inventory capacity in anticipation of increased customer traffic. The representative communicates with the merchant on the day the product is featured to review deal performance. We also offer several merchant tools to help merchants manage their products. These tools are accessible through an online account that is personal to the merchant and accessed through a mobile platform. As of April 30, 2018, we employed 12 merchant services representatives.

Customer Service Representatives.    Our customer service representatives can be reached via the app or email 24 hours a day, seven days a week. The customer service team also works with our information technology team to improve the customer experience on the website and mobile applications based on customer feedback.

Technology.    We employ technology to improve the experience we offer to subscribers and merchants, increase the rate at which our subscribers use our WECONNECT platform and enhance the efficiency of our business operations. A component of our strategy is to continue developing and refining our technology.

We devote a substantial portion of our resources to developing new technologies and features and improving our core technologies. Our information technology team is focused on the design and development of new features and products, maintenance of our websites and development and maintenance of our internal operations systems.

In addition, we use our technology and scale to target relevant products based on individual user preferences. As we increase the volume of transactions through our marketplace, we increase the amount of data that we have about deal performance and customer interests. This data allows us to continue to improve our ability to help merchants design the most effective deals and deliver deals to customers that better match their interests. Increased relevancy enables us to offer the best products, which we believe results in increasing purchases by targeted subscribers, thereby driving greater demand. We monitor the relevancy of products by measuring purchasing rates among targeted subscribers.

Merchant Scale and Quality. We draw on the experience we have gained to evaluate prospective merchants based on quality, location and relevance to our subscribers. We maintain a large base of prospective merchants interested in our marketplace, which enables us to be more selective and offer our subscribers higher quality products. Increasing our merchant base also increases the number and variety of deals that we are able to offer to consumers, which we believe drives higher user traffic, and in turn promotes greater merchant interest in offering deals through our marketplace, creating a network effect.

Brand. We believe we have built a trusted and recognizable brand by delivering a compelling value proposition to merchants and consumers. A benefit of our brand is that a substantial portion of our subscribers are acquired through word-of-mouth, which we consider sources other than from a paid-for link to our website. We believe our brand is trusted due to our dedication to our customers and our significant investment in customer satisfaction. We believe that trust in our brand is evidenced by our repeat customers and the scale of our merchant pool.

Distribution

We market our deals directly through several platforms: mobile applications, social platforms and various business partners to display and promote WEPAY deals or cross collaborations.

•	Mobile Applications: Consumers access our products through our mobile platform, which is available at no additional cost on the iOS and Android mobile operating systems. We launched our mobile application in August 2016 and our applications have been downloaded 53,733 times since then.
•	Social Platforms: We promote our products and deals on our various social media platforms including Facebook, Instagram and Twitter. Consumers will be able to view our offerings by scrolling down the screen, without being required to open an app.
•	Business Partners: We actively seek business/brand partnerships to cross-promote our brand, products, services, deals or even events.

Moving forward, WPAY will be equipped with a loyalty system, called WE-Reward which has the flexibility to make redemptions through points, or combining points and cash, or even converting points to cash.

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Major Customers

During the three months ended April 30, 2018, and 2017, no customers accounted for 10% or more of our total net revenues.

During the nine months ended April 30, 2018, the following customer accounted for 10% or more of our total net revenues:

	Nine months ended April 30, 2018		April 30, 2018
	Revenues	Percentage of revenues	Accounts receivable
MIG Network and Consultancy Sdn Bhd	$12,220	76%	$428

TOTAL	12,220	76%	428

MIG Network and Consultancy Sdn. Bhd. is affiliated with our executive officers and directors, Shiong Han Wee and Kwueh Lim Wong.

During the nine months ended April 30, 2017, no customers accounted for 10% or more of our total net revenues.

During the twelve months ended July 31, 2017, the following customers accounted for 10% or more of our total net revenues:

	Year ended July 31, 2017		July 31, 2017
	Revenues	Percentage of revenues	Accounts receivable
MIG Mobile Tech Ltd	$34,787	49%	$36,344
Thetacart Sdn Bhd	17,254	24%	–
TOTAL	52,041	73%	36,344

During the twelve months ended July 31, 2016, no customers accounted for 10% or more of our total net revenues.

Major Vendors

During the three months ended April 30, 2018, and 2017, no vendors accounted for 10% or more of our total operating costs:

During the nine months ended April 30, 2018, the following vendors accounted for 10% or more of our total operating costs:

	Nine months April 30, 2018		April 30, 2018
	Costs	Percentage of operating costs	Accounts payable
Digiland Pte Ltd	$612,353	54%	$–
MIG Network & Consultancy Sdn Bhd	142,175	13%	60,065
TOTAL	754,528	67%	60,065

During the nine months ended April 30, 2017, no vendors accounted for 10% or more of our total operating costs.

During the twelve months ended July 31, 2017, no vendors accounted for 10% or more of our total operating costs.

During the twelve months ended July 31, 2016, the following vendors accounted for 10% or more of our total operating costs:

	Year ended July 31, 2016		July 31, 2016
	Costs	Percentage of operating costs	Accounts payable
Mcmore Pte Ltd	$145,564	15%	$–
ITS Trade Sdn Bhd	279,361	28%	–
TOTAL	424,925	43%	–

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Our Strategy

Our objective is to become an essential part of everyday local commerce for consumers and merchants. Key elements of our strategy include the following:

A Single Ecosystem: We believe our WECONNECT platform is unique in the way that the platform connects businesses and consumers through technology in more than one way with just a few steps. In addition to online shopping, we also offer cashless interactions between merchants and users. Through our platform, businesses will be able to better target certain customers and consumers will be able to purchase products by using their mobile phones or walking into a store without their wallets. We believe that products offering a combination of online and brick and mortar cashless shopping interactions are currently not prevalent in our markets.

Omnipresence: We believe that our products will help offline and online businesses mitigate experimental marketing or wasting marketing dollars to “find out what works for them”. We believe that our platform will help businesses better target their customers by:

•	Increasing online and offline visibility through online user reviews of participating businesses;
•	Providing key user and product performance data to allow businesses to refine their offerings and target users; and
•	Increasing customer retention by offering convenient online and offline shopping experience and increased security through the use of vouchers in lieu of cash or credit cards.

Based on this, we believe our merchants will consider the profitability of the immediate deal, potential revenue generated by repeat customers and increased brand awareness and the resulting revenue stream that brand awareness may generate over time. We believe that some merchants may view our platform as a low-cost marketing expense and may be willing to offer products with little or no immediate profitability in an effort to gain future customers and increased brand awareness.

Helping businesses adapt to the digital age: We are extremely dedicated to helping our merchants reach their full potential and gain as much exposure as possible. Technology has changed shopping and the way we spend our money so radically that many traditional businesses struggle to keep up. Owners of offline businesses will now be able to bring their products to an online market without needing to create their own platform, thanks to WECONNECT. We strive to make the platform as accessible as possible for both merchants and users because we understand that not everyone has an easy understanding of digital-age selling.

Security and convenience: Because the mode of payments reduce cash interactions, we believe that we help users mitigate fraud and security issues. All purchases and interactions are done through pre-purchased vouchers, making the entire process safer and offering our users peace-of-mind. We understand the security concerns faced by many people today and are always seeking new and innovative ways to ensure the safety of our users and merchants.

INTELLECTUAL PROPERTY AND PATENTS

We expect to rely on patents, trade secrets, copyrights, know-how, trademarks, license agreements and contractual provisions to establish our intellectual property rights and protect our “WeConnect” brand and services. These legal means, however, afford only limited protection and may not adequately protect our rights. Litigation may be necessary in the future to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. Litigation could result in substantial costs and diversion of resources and management attention. Any unauthorized disclosure or use of our intellectual property could make it more expensive to do business and harm our operating results.

The laws of Malaysia and our target countries may not protect our brand and services and intellectual property to the same extent as U.S. laws, if at all. We may be unable to fully protect our intellectual property rights in these countries. Further, companies in the internet, social media technology and other industries may own large numbers of patents, copyrights and trademarks and may frequently request license agreements, threaten litigation or file suit against us based on allegations of infringement or other violations of intellectual property rights.

We intend to seek the widest possible protection for significant product and process developments in our major markets through a combination of trade secrets, trademarks, copyrights and patents, if applicable. We anticipate that the form of protection will vary depending upon the level of protection afforded by the particular jurisdiction. Initially, we expect that our revenue will be derived principally from our operations in Malaysia where intellectual property protection may be limited and difficult to enforce. In such instances, we may seek protection of our intellectual property through measures taken to increase the confidentiality of our findings.

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We intend to register trademarks as a means of protecting the brand names of our companies and products. We intend protect our trademarks against infringement and also seek to register design protection where appropriate.

We rely on trade secrets and unpatentable know-how that we seek to protect, in part, by confidentiality agreements. We expect that, where applicable, we will require our employees to execute confidentiality agreements upon the commencement of employment with us. We expect these agreements to provide that all confidential information developed or made known to the individual during the course of the individual's relationship with us is to be kept confidential and not disclosed to third parties except in specific limited circumstances. The agreements will also provide that all inventions conceived by the individual while rendering services to us shall be assigned to us as the exclusive property of our company. There can be no assurance, however, that all persons who we desire to sign such agreements will sign, or if they do, that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets or unpatentable know-how will not otherwise become known or be independently developed by competitors.

COMPETITION

We operate in a highly competitive and fragmented industry that is sensitive to price and service. We compete with leading e-commerce companies such as iPay88, PayPal, MOLPay and Alibaba (which offers Alipay) which may offer substantially the same or similar product offerings as us. We also compete with businesses that focus on particular merchant categories or markets. We also compete with traditional cash payments and other popular online shopping websites and apps, and other traditional media companies that provide discounts on products and services. We believe the principal competitive factors in our market include the following:

•	breadth of subscriber base and merchants featured;
•	local presence and understanding of local business trends;
•	ability to deliver a high volume of relevant deals to consumers;
•	ability to produce high purchase rates for deals among subscribers;
•	ability to generate positive return on investment for merchants; and
•	strength and recognition of our brand.

Although we believe we compete favorably on the factors described above, we anticipate that larger, more established companies may directly compete with us as we continue to demonstrate the viability of a local one-stop payment solution provider. Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, larger product and services offerings, larger customer base and greater brand recognition. These factors may allow our competitors to benefit from their existing customer or subscriber base with lower acquisition costs or to respond more quickly than we can to new or emerging technologies and changes in customer requirements. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build a larger subscriber base or to monetize that subscriber base more effectively than us. Our competitors may develop products or services that are similar to our products and services or that achieve greater market acceptance than our products and services. In addition, although we do not believe that merchant payment terms are a principal competitive factor in our market, they may become such a factor and we may be unable to compete fairly on such terms.

EMPLOYEES

As of May 22, 2018, we have the following employees:

Merchant Services Representative	12
Customer Services Representative	2
Administration Staff	19
Total	33

All of our employees are located in Malaysia. None of our employees are members of a trade union. We believe that we maintain good relationships with our employees, and have not experienced any strikes or shutdowns and have not been involved in any labor disputes.

We are required to make contributions under a defined contribution pension plan for all of our eligible employees in Malaysia. We are required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. The total contributions made were $60,279 and $12,531, for the years ended July 31, 2017, and 2016, respectively.

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GOVERNMENT AND INDUSTRY REGULATIONS

We are subject to the general laws in Malaysia governing businesses including labor, occupational safety and health, general corporations, intellectual property and other similar laws.

Seasonality.

Our business is highly dependent upon the e-commerce industry in Malaysia and, upon launch in Indonesia, Indonesia. In Malaysia and Indonesia, we experience peak demand for our services during the annual ethnic celebrations like Chinese Lunar New Year and Ramadhan celebration.

Insurance.

We maintain certain insurance in accordance customary industry practices in Malaysia. Under Malaysian law it is a requirement that all employers in the city must purchase Employee's Compensation Insurance to cover their liability in the event that their staff suffers an injury or illness during the normal course of their work. MIG maintains Employee’s Compensation Insurance, vehicle insurance and third party risks insurance for the business purposes.

CORPORATE INFORMATION

Our principal executive and registered offices are located at 1st Floor, Block A, Axis Business Campus, No. 13A & 13B, Jalan 225, Section 51A, 46100 Petaling Jaya, Selangor, Malaysia, telephone number +603-79316456.

Near-Term Requirements For Additional Capital

We believe that we will require approximately $2,850,000 over the next 18 months to implement our business plan of expanding throughout Malaysia and into Indonesia. For the immediate future, we intend to finance our business expansion efforts through sales of our securities to existing shareholders and loans from existing shareholders or financial institutions.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus before making an investment decision. Our business, prospects, financial condition, and results of operations may be materially and adversely affected as a result of any of the following risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment in our securities. Some of the statements in “Risk Factors” are forward looking statements.

Risks Relating to our Business

Our ability to generate revenue to support our operations is uncertain, we have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.

We are in the early stages of our business and have a limited history of generating revenues. We have a limited operating history upon which you can evaluate our potential for future success, and we are subject to the additional risks affecting early-stage businesses. Rather than relying on historical information, financial or otherwise, to evaluate our Company, you should evaluate our Company in light of your assessment of the growth potential of our business and the expenses, delays, uncertainties, and complications typically encountered by early-stage businesses, many of which will be beyond our control. Early-stage businesses in rapidly evolving markets commonly face risks, such as the following:

•	uncertain revenue generation;
•	operational difficulties;
•	lack of sufficient capital;
•	competition from more advanced enterprises; and
•	unanticipated problems, delays, and expenses relating to the development and implementation of business plans.

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We are not currently profitable and may not ever become profitable.

We have not yet generated any revenues from operations. We incurred a net loss of approximately $1,646,635 and $1,103,176 for the years ended July 31, 2017 and 2016, respectively, and $1,116,136 and $1,175,003 for the nine months ended April 30, 2018, respectively. We expect to incur substantial losses for the foreseeable future in connection with our proposed acquisitions and may never become profitable. We may experience negative cash flow for the foreseeable future if we are not able to fund the expansion of our business plan through operations or additional financing. We may not be able to generate these revenues or achieve or maintain profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business. We are a development stage company with limited operating history and we face a high risk of business failure which could result in the loss of your investment.

Our limited operating history may make it difficult for us to accurately forecast our operating results and control our business expense which means we face a high risk of business failure which could result in the loss of your investment.

Our planned expense levels are, and will continue to be, based in part on our expectations, which are difficult to forecast accurately based on our stage of development and factors outside of our control. We may be unable to adjust spending in a timely manner to compensate for any unexpected developments. Further, business development expenses may increase significantly as we expand operations or make acquisitions. To the extent that any unexpected expenses precede, or are not rapidly followed by, a corresponding increase in revenue, our business, operating results, and financial condition may be materially and adversely affected which could result in the loss of your investment.

We may grow our business through acquisitions in the near future, which may result in operating difficulties, dilution, and other harmful consequences.

We expect to achieve our business plan through organic growth but may consider acquisitions and investments. We periodically evaluate an array of potential strategic transactions and may make one or more acquisitions in the near future. The process of integrating an acquired company, business, or technology may create unforeseen operating difficulties and expenditures. The areas where we face risks include:

•	Implementation or remediation of controls, procedures, and policies at the acquired company;
•	Diversion of management time and focus from operating our business to acquisition integration challenges;
•	Cultural challenges associated with integrating employees from the acquired company into our organization;
•	Retention of employees from the businesses we acquire;
•	Integration of the acquired company’s accounting, management information, human resource, and other administrative systems;
•	Liability for activities of the acquired company before the acquisition, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities, and other known and unknown liabilities;
•	Litigation or other claims in connection with the acquired company, including claims from terminated employees, customers, former stockholders, or other third parties;
•	In the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political, and regulatory risks associated with specific countries; and
•	Failure to successfully further develop the acquired product, service or technology.

Our failure to address these risks or other problems encountered in connection with future acquisitions and investments could cause us to fail to realize the anticipated benefits of such acquisitions or investments, incur unanticipated liabilities, and harm our business generally.

Future acquisitions may also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition. Also, the anticipated benefit of many of our acquisitions may not materialize.

If we are unable to successfully manage growth, our business and operating results could be adversely affected.

We expect the growth of our business and operations to place significant demands on our management, operational and financial infrastructure. If we do not effectively manage our growth, the quality of our products and services could suffer, which could negatively affect our reputation and operating results. Our expansion and growth in international markets heighten these risks as a result of the particular challenges of supporting a rapidly growing business in an environment of multiple languages, cultures, customs, legal systems, alternative dispute systems, regulatory systems, and commercial infrastructures. To effectively manage this growth, we will need to develop and improve our operational, financial and management controls, and our reporting systems and procedures. These systems enhancements and improvements may require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to manage our growth and our financial position.

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We may need to raise additional financing to support our operations and future acquisitions, but we cannot be sure that we will be able to obtain additional financing on terms favorable to us when needed. If we are unable to obtain additional financing to meet our needs, our operations may be adversely affected or terminated.

We have limited financial resources. There can be no assurance that we will be able to obtain financing to fund our operations in light of factors beyond our control such as the market demand for our securities, the state of financial markets, generally, and other relevant factors. Any sale of our Common Stock in the future may result in dilution to existing stockholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any future indebtedness or that we will not default on our future debts, which would thereby jeopardize our business viability. We may not be able to borrow or raise additional capital in the future to meet our needs, which might result in the loss of some or all of your investment in our Common Stock. Even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurance that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations, or provide a return on investment. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, the newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders and the trading price of our Common Stock could be adversely affected. Further, if we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations. If we are unable to continue as a going concern, you may lose your entire investment.

Other factors can have a material adverse effect on our future profitability and financial condition.

Many other factors can affect our profitability and financial condition, including:

•	changes in, or interpretations of, laws and regulations including changes in accounting standards and taxation requirements;
•	changes in the rate of inflation, interest rates and the performance of investments held by us;
•	changes in the creditworthiness of counterparties that transact business with;
•	changes in business, economic, and political conditions, including: war, political instability, terrorist attacks, the threat of future terrorist activity and related military action; natural disasters; the cost and availability of insurance due to any of the foregoing events; labor disputes, strikes, slow-downs, or other forms of labor or union activity; and, pressure from third-party interest groups;
•	changes in our business and investments and changes in the relative and absolute contribution of each to earnings and cash flow resulting from evolving business strategies, changing product mix, changes in tax rates and opportunities existing now or in the future;
•	difficulties related to our information technology systems, any of which could adversely affect business operations, including any significant breakdown, invasion, destruction, or interruption of these systems;
•	changes in credit markets impacting our ability to obtain financing for our business operations; or
•	legal difficulties, any of which could preclude or delay commercialization of products or technology or adversely affect profitability, including claims asserting statutory or regulatory violations, adverse litigation decisions, and issues regarding compliance with any governmental consent decree.

Risks Related to our International Operations

We are subject to risks associated with doing business globally including compliance with domestic and foreign laws and regulations, economic downturns, political instability and other risks that could adversely affect our operating results.

We conduct our businesses globally and have assets located in Malaysia. We are required to comply with numerous and broad reaching laws and regulations administered by United States federal, state and local, and foreign governmental authorities. We must also comply with other general business regulations such as those directed toward accounting and income taxes, anti-corruption, anti-bribery, global trade, handling of regulated substances, and other commercial activities, conducted by our employees and third party representatives globally. Any failure to comply with applicable laws and regulations could subject us to administrative penalties and injunctive relief, and civil remedies including fines, injunctions, and recalls of our products. In addition, changes to regulations or implementation of additional regulations may require us to modify existing processing facilities and/or processes, which could significantly increase operating costs and negatively impact operating results.

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We operate in both developed and emerging markets which are subject to impacts of economic downturns, including decreased demand for our products, reduced availability of credit, or declining credit quality of our suppliers, customers, and other counterparties. We anticipate that emerging market areas could be subject to more volatile economic, political and market conditions. Economic downturns and volatile conditions may have a negative impact on our operating results and ability to execute its business strategies.

Our operating results may be affected by changes in trade, monetary, fiscal and environmental policies, laws and regulations, and other activities of governments, agencies, and similar organizations. These conditions include but are not limited to changes in a country’s or region’s economic or political conditions, trade regulations affecting production, pricing and marketing of products, local labor conditions and regulations, reduced protection of intellectual property rights, changes in the regulatory or legal environment, restrictions on currency exchange activities, currency exchange fluctuations, burdensome taxes and tariffs, enforceability of legal agreements and judgments, other trade barriers, and regulation or taxation of greenhouse gases. International risks and uncertainties, including changing social and economic conditions as well as terrorism, political hostilities, and war, may limit our ability to transact business in these markets and may adversely affect our revenues and operating results.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We will have operations, agreements with third parties and make sales in Asia, which may experience corruption. Our proposed activities in Asia create the risk of unauthorized payments or offers of payments by one of the employees, consultants, or sales agents of our Company, because these parties are not always subject to our control. It will be our policy to implement safeguards to discourage these practices by our employees. Also, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, or sales agents of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

We expect our revenues to be paid in non-U.S. currencies, and if currency exchange rates become unfavorable, we may lose some of the economic value of the revenues in U.S. dollar terms.

Our operations are conducted in Malaysia and our operating currency is the Malaysian Ringgit. Since we conduct business in currencies other than U.S. dollars but report our financial results in U.S. dollars, we face exposure to fluctuations in currency exchange rates. For instance, if currency exchange rates were to change unfavorably, the U.S. dollar equivalent of our operating income recorded in foreign currencies would be diminished.

We currently do not, but may in the future, implement hedging strategies, such as forward contracts, options, and foreign exchange swaps to mitigate this risk. There is no assurance that our efforts will successfully reduce or offset our exposure to foreign exchange fluctuations. Additionally, hedging programs expose us to risks that could adversely affect our financial results, including the following:

•	We have limited experience in implementing or operating hedging programs. Hedging programs are inherently risky and we could lose money as a result of poor trades;
•	We may be unable to hedge currency risk for some transactions or match the accounting for the hedge with the exposure because of a high level of uncertainty or the inability to reasonably estimate our foreign exchange exposures;
•	We may be unable to acquire foreign exchange hedging instruments in some of the geographic areas where we do business, or, where these derivatives are available, we may not be able to acquire enough of them to fully offset our exposure;
•	We may determine that the cost of acquiring a foreign exchange hedging instrument outweighs the benefit we expect to derive from the derivative, in which case we would not purchase the derivative and would be exposed to unfavorable changes in currency exchange rates;
•	To the extent we recognize a gain on a hedge transaction in one of our subsidiaries that is subject to a high statutory tax rate, and a loss on the related hedged transaction that is subject to a lower rate, our effective tax rate would be higher; and
•	Significant fluctuations in foreign exchange rates could greatly increase our hedging costs.

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We anticipate increased exposure to exchange rate fluctuations as we expand the breadth and depth of our international sales.

In our financial statements, we translate our local currency financial results into U.S. dollars based on average exchange rates prevailing during a reporting period or the exchange rate at the end of that period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currency denominated transactions could result in reduced revenue, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions could result in increased revenue, operating expenses and net income for our international operations.

We are susceptible to economic conditions in Malaysia where our principal business, assets, suppliers, merchants and customers are located.

Our business and assets are primarily located in Malaysia and we expect a significant portion of our customers to also be located in Malaysia. Our results of operations, financial state of affairs and future growth are, to a significant degree, subject to Malaysia’s economic, political and legal development and related uncertainties. Our operations and results could be materially affected by a number of factors, including, but not limited to:

•	Changes in policies by the Malaysian government resulting in changes in laws or regulations or the interpretation of laws or regulations; changes in taxation,
•	changes in employment restrictions;
•	import duties, and
•	currency revaluation.

Because our holding company structure creates restrictions on the payment of dividends, our ability to pay dividends is limited.

We are a holding company whose primary assets are our ownership of the equity interests in our subsidiaries. We conduct no other business and, as a result, we depend entirely upon our subsidiaries’ earnings and cash flow. If we decide in the future to pay dividends, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. Our subsidiaries and projects may be restricted in their ability to pay dividends, make distributions or otherwise transfer funds to us prior to the satisfaction of other obligations, including the payment of operating expenses or debt service, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. If future dividends are paid in the Malaysian Ringgit, fluctuations in the exchange rate for the conversion of any of these currencies into U.S. dollars may adversely affect the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars. We do not presently have any intention to declare or pay dividends in the future. You should not purchase shares of our common stock in anticipation of receiving dividends in future periods.

It may be difficult for stockholders to enforce any judgment obtained in the United States against us, which may limit the remedies otherwise available to our stockholders.

Substantially all of our assets are located in Malaysia. Moreover, our current directors and officers are nationals of Malaysia. All or a substantial portion of the assets of this person are located outside the United States. As a result, it may be difficult for our stockholders to effect service of process within the United States upon this person. In addition, there is uncertainty as to whether the courts of Malaysia would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities law of the United States or any state thereof, or be competent to hear original actions brought in Malaysia against us or such persons predicated upon the securities laws of the United States or any state thereof.

Risks Related to our Common Stock

We can provide no assurances as to our future financial performance or the investment result of a purchase of our Common Stock.

Any projected results of operations involve significant risks and uncertainty and should be considered speculative, and depend on various assumptions which may not be correct. The future performance of our Company and the return on our common stock depends on a complex series of events that are beyond our control and that may or may not occur. Actual results for any period may or may not approximate any assumptions that are made and may differ significantly from such assumptions. We can provide no assurance or prediction as to our future profitability or to the ultimate success of an investment in our Common Stock.

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Because there is no established public trading market for our common stock, you may experience difficulties in reselling your stock.

We cannot assure you that there will be an established market in the future for our common stock. The trading of securities on OTC Pink is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

The market price of our common stock may be volatile, and our stock price may fall below your purchase price at the time you desire to sell your shares of our common stock, resulting in a loss on your investment.

The market price of our common stock may fluctuate substantially due to a variety of factors, many of which are beyond our control, including, without limitation:

•	actual or anticipated variations in our quarterly and annual operating results, financial condition or asset quality;
•	changes in general economic or business conditions, both domestically and internationally;
•	the effects of, and changes in, trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve, or in laws and regulations affecting us;
•	the number of securities analysts covering us;
•	publication of research reports about us, our competitors, or the financial services industry generally, or changes in, or failure to meet, securities analysts’ estimates of our financial and operating performance, or lack of research reports by industry analysts or ceasing of coverage;
•	changes in market valuations or earnings of companies that investors deemed comparable to us;
•	the average daily trading volume of our common stock;
•	future issuances of our common stock or other securities;
•	additions or departures of key personnel;
•	perceptions in the marketplace regarding our competitors and/or us;
•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving our competitors or us; and
•	other news, announcements or disclosures (whether by us or others) related to us, our competitors, our core market or the financial services industry.

The stock market and, in particular, the market for financial institution stocks have experienced significant fluctuations in recent years. In many cases, these changes have been unrelated to the operating performance and prospects of particular companies. In addition, significant fluctuations in the trading volume in our common stock may cause significant price variations to occur. Increased market volatility may materially and adversely affect the market price of our common stock, which may make it difficult for you to resell your shares at the volume, prices and times desired.

Future issuances of our common stock could dilute current stockholders or adversely affect the market.

Our business plan contemplates expanding our operations through acquisitions which may involve significant issuances of our common stock. Future issuances of our common stock may be at values substantially below the price paid by the current holders of our common stock. In addition, common stock could be issued to fend off unwanted tender offers or hostile takeovers without further stockholder approval. Sales of substantial amounts of our common stock, or even just the prospect of such sales, could depress the prevailing price of our common stock and our ability to raise equity capital in the future. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that dilution may be material.

We will be subject to the “penny stock” rules which will adversely affect the liquidity of our common stock.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to. These rules also limit the ability of broker-dealers to solicit purchases of our Common Stock and therefore reduce the liquidity of the public market for our shares should one develop.

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The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;
•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

It is not likely that we will pay dividends on the Common Stock or any other class of stock.

We intend to retain any future earnings for the operation and expansion of our business. We do not anticipate paying cash dividends on our Common Stock, or any other class of stock, in the foreseeable future. Stockholders should look solely to appreciation in the market price of our common shares to obtain a return on investment.

Investing in our Company is highly speculative and could result in the entire loss of your investment.

An investment in our shares is highly speculative and involves significant risk. Our shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

This discussion summarizes the significant factors affecting the operating results, financial condition, liquidity and cash flows of the MIG for the three and nine months ended April 30, 2018, and 2017, and the fiscal years ended July 31, 2017, and 2016. The discussion and analysis that follows should be read together with the section entitled “Forward Looking Statements” and our financial statements and the notes to the financial statements included elsewhere in this Current Report on Form 8-K.

Except for historical information, the matters discussed in this section are forward looking statements that involve risks and uncertainties and are based upon judgments concerning various factors that are beyond the Company’s control. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report.

Overview

We were incorporated under the laws of the State of Nevada on April 25, 2007, as an exploration stage company engaged in the acquisition and exploration of mineral properties. Immediately prior to our acquisition of MIG Mobile Tech Berhad, we were a “shell company” with no meaningful assets or operations other than our efforts to identify and merge with an operating company. We changed our name from Contact Minerals Corp. to WECONNECT Tech Internqtional, Inc. effective November 6, 2017. Our business office is located at 1st Floor, Block A, Axis Business Campus, No. 13A & 13B, Jalan 225, Seksyen 51A, 46100 Petaling Jaya, Selangor D.E., Malaysia.

Effective August 29, 2017, Contact Minerals Corp. (the “Company”) and Kerry McCullagh, the Company’s former Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer (the “Seller”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Shiong Han Wee and Kwueh Lim Wong (Mr. Wee and Mr. Wong. collectively being the “Purchasers”). Under the terms of the Stock Purchase Agreement, the Purchasers agreed to purchase 7,000,000 shares from the Seller (the Seller Shares”) and 78,770,000 shares from the Company (the “Issued Shares”) for an aggregate purchase price of $350,000. The sale of the Seller Shares and the Issued Shares consummated September 11, 2017.

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Upon the consummation of the sale, Kerry McCullagh, Alex Langer and William McCullagh, our former executive officers and directors, resigned from all of their positions with the Company. Their resignations were not due to any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices.

The following individuals were appointed to serve in the positions set forth next to their names below:

Name	Age	Position
Shiong Han Wee	41	Director, Chief Executive Officer
Kwueh Lim Wong	41	Director, Chief Financial Officer and Secretary

Chee Kuen Chim and Pui Hold Ho were each appointed to serve as a Director of the Company effective September 22, 2017. Mr. Chim resigned from his positions with the Company effective May 11, 2018, and Mun Wai Wong was appointed to fill the vacancy caused by such resignation on June 1, 2018.

Effective June 1, 2018, Kweuh Lim Wong resigned from his position as the Chief Financial Officer of the Company and Chow Wing Loke was appointed to fill the vacancy caused by Mr. Wong’s resignation.

Mobile Business

As a result of our acquisition of the MIG Shares, we entered into the payment solution business with a focus on users located in Malaysia. MIG was incorporated and registered as a private limited company in the Malaysia on Oct 1, 2015. MIG has developed and operates a mobile platform designed to consolidate users’ cash and connect merchants to consumers by offering a cashless form of transaction, in-app shopping and a user rewards system. MIG currently operates in Malaysia with plans to expand to Indonesia by second quarter of 2019.

Financial Condition

During the twelve-month period following the date of this annual report, we anticipate that we will not generate sufficient operating revenue. Accordingly, we will be required to obtain additional financing in order to pursue our plan of operations during and beyond the next twelve months. We believe that debt financing will not be an alternative for funding as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or shareholder loans. However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or shareholder loans to establish our new business.

Results of Operations for MIG Mobile Tech Sdn. Bhd. (Acquired Company)

Comparison of the three months ended April 30, 2018 and 2017

The following table sets forth certain operational data for the three months ended April 30, 2018, compared to the same period ended April 30, 2017:

	Three months ended April 30
	2018	2017

Revenues, net	$(504)	$12,330
Cost of revenues	13,797	(168,204)
Gross profit / (loss)	13,293	(155,874)
Operating expenses:
General and operating expenses	(322,995)	(313,955)
Loss from operations	(309,702)	(469,829)
Other income:
Others income	75,620	154
NET LOSS	(234,082)	(469,675)
Other comprehensive expense:
Foreign currency translation loss	(165,806)	(150,818)
COMPREHENSIVE LOSS	(399,888)	(620,493)

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Net Revenue. We generated negative revenues of $504 during the three month period ended April 30, 2018, due to the reversal of revenues in the previous quarter. This is due to the cancellation of customer order. We generated revenues of $12,330 during the three month period ended April 30, 2017. Our revenues consisted primarily of merchant platform maintenance fees. None of our customers accounted for 10% or more of our total net revenues for the three month period ended April 30, 2018, and 2017.

Gross Loss. We achieved a gross profit of $13,293 and a gross loss of $155,874 for the three months period ended April 30, 2018, and 2017, respectively. The decrease in gross loss is primarily attributable to the reduction of marketing and promotional expenses.

Operating Expenses. During the three months ended April 30, 2018, and 2017, we incurred operating and administration expenses of $322,995 and $313,955 respectively. None of our vendors accounted for 10% or more of our total operating expenses for both the three month period ended April 30, 2018, and 2017.

Income Tax Expense. We did not record any income tax expenses for the three months ended April 30, 2018 and 2017.

Net Loss. We recorded a net loss of $234,082 and $469,675 for the three months ended April 30, 2018, and 2017, respectively. The decrease in net loss is primarily due to the recognition of other income of $75,620 and reduction of marketing and promotional expenses.

Comparison of the nine months ended April 30, 2018 and 2017

The following table sets forth certain operational data for the nine months ended April 30, 2018, compared to the same period ended April 30, 2017:

	Nine months ended April 30
	2018	2017

Revenues, net	$16,147	$18,984
Cost of revenues	(70,571)	(208,730)
Gross loss	(54,424)	(189,746)
Operating expenses:
General and operating expenses	(1,136,440)	(988,170)
Loss from operations	(1,190,864)	(1,177,916)
Other income:
Others income	74,209	2,913
Gain on written off fixed assets	519	–
	74,728	2,913
NET LOSS	$(1,116,136)	(1,175,003)
Other comprehensive expense:
Foreign currency translation loss	(129,589)	(11,129)
COMPREHENSIVE LOSS	$(1,245,725)	(1,186,132)

Net Revenue. We generated revenues of $16,147 and $18,984 during the nine month period ended April 30, 2018, and 2017, respectively. Our revenues consisted primarily of merchant platform maintenance fees. For the nine months ended April 3, 2018, MIG Network and Consultancy Sdn. Bhd., an affiliate of the company, accounted for 76% of the revenues. No customer accounted for 10% or more of our total net revenues for the nine month period ended April 30, 2017.

Gross Loss. We achieved a gross loss of $54,424 and $189,746 for the nine months period ended April 30, 2018, and 2017, respectively. The increase in gross loss is primarily attributable to an increase in marketing and promotional expenses.

Operating Expenses. During the nine months ended April 30, 2018, and 2017, we incurred operating expenses of $1,136,440 and $988,170 respectively. The increase in operating expenses is primarily attributable to the write-off of intangible assets.

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During the nine months ended April 30, 2018, the following vendors accounted for 10% or more of our total operating costs:

	Nine months April 30, 2018		April 30, 2018
	Costs	Percentage of operating costs	Accounts payable
Digiland Pte Ltd	$612,353	54%	$–
MIG Network & Consultancy Sdn Bhd	142,175	13%	60,065
TOTAL	754,528	67%	60,065

During the nine months ended April 30, 2017, no vendors accounted for 10% or more of our total operating costs.

Income Tax Expense. We did not record any income tax expenses for the nine months ended April 30, 2018 and 2017.

Net Loss. We recorded a net loss of $1,116,136 and $1,175,003 for the nine months ended April 30, 2018, and 2017, respectively. The decrease in net loss is primarily due to the reduction of marketing and promotional expenses.

Comparison of the years ended July 31, 2017 and 2016

The following table sets forth certain operational data for the years ended July 31, 2017, and 2016:

	Years ended July 31,
	2017	2016
Revenues, net	$71,246	$–
Cost of revenues	(300,782)	(13)
Gross loss	(229,536)	(13)
Operating expenses:
General and operating expenses	(1,410,712)	(993,542)
Loss from operations	(1,640,248)	(993,555)
Other income
Interest income	2,968	2,067
Loss before income taxes	(1,637,280)	(991,488)
Income tax expense	(5,501)	(4,449)
NET LOSS	$(1,642,781)	$(995,937)
Other Comprehensive expenses:
Foreign currency translation loss	(18,585)	(46,023)

COMPREHENSIVE LOSS	$(1,661,366)	$(1,041,960)

Net Revenue. We generated revenues of $71,246 and $0 during the fiscal year ended July 31, 2017 and 2018, respectively. Our revenues consisted primarily of merchant platform maintenance fees. During the twelve months ended July 31, 2017, the following customers accounted for 10% or more of our total net revenues:

	Year ended July 31, 2017		July 31, 2017
	Revenues	Percentage of revenues	Accounts receivable
MIG Mobile Tech Ltd	$34,787	49%	$36,344
Thetacart Sdn Bhd	17,254	24%	–
TOTAL	52,041	73%	36,344

MIG Network and Consultancy Sdn. Bhd. is affiliated with our executive officers and directors, Shiong Han Wee and Kwueh Lim Wong.

During the twelve months ended July 31, 2016, no customers accounted for 10% or more of our total net revenues.

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Gross Loss. We achieved a gross loss of $229,536 and $13 for the fiscal years ended July 31, 2017, and 2016, respectively. The increase in gross loss is primarily attributable to the increase in marketing and promotional expenses.

Operating Expenses. During the fiscal year ended July 31, 2017, and 2016, we incurred operating and administrative expenses of $1,410,712 and $993,542 respectively. The increase in operating expenses is primarily attributable to an increase in personnel cost as well as user acquisition cost.

During the twelve months ended July 31, 2017, no vendors accounted for 10% or more of our total operating costs. During the twelve months ended July 31, 2016, the following vendors accounted for 10% or more of our total operating costs:

	Year ended July 31, 2016		July 31, 2016
	Costs	Percentage of operating costs	Accounts payable
Mcmore Pte Ltd	$145,564	15%	$–
ITS Trade Sdn Bhd	279,361	28%	–
TOTAL	424,925	43%	–

Income Tax Expense. We recorded income tax expenses of $5,501 and $4,449 for the fiscal years ended July 31, 2017, and 2016 respectively.

Net Loss. We recorded a net loss of $1,642,781 and $995,937 for the fiscal years ended July 31, 2017, and 2016, respectively. The increase in net loss is primarily due to an increase in marketing and promotional expenses, personnel cost as well as user acquisition cost.

Liquidity and Capital Resources for MIG Mobile Tech Berhad (Acquired Company)

Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation. We are not generating revenue and are dependent upon obtaining financing to continue our business plans. For these reasons our auditors stated in their report on our audited financial statements for the year ended July 31, 2017, that they have substantial doubt we will be able to continue as a going concern.

As of April 30, 2018 and 2017

As of April 30, 2018, we had cash and cash equivalents of $22,220, total assets of $1,043,692 and total liabilities of $468,891. Total assets consisted primarily of property, plant and equipment of $129,505, intangible assets of $661,411, inventories of $24,380, trade and other receivables of $166,499 and amount due from related parties of $39,677.

As of April 30, 2017, we had cash and cash equivalents of $192,906, total assets of $515,896 and total liabilities of $860,824. Total assets consisted primarily of property, plant and equipment of $119,604, inventories of $22,956, other receivables, deposits and prepayments of $52,329 and amount due from related parties of $128,101.

Stockholders’ equity increased from shareholders’ deficit of $344,928 as of April 30, 2017, to shareholders’ equity of $574,801 as of April 30, 2018.

Net cash used in operating activities for the nine months ended April 30, 2018, was $1,808,768, consisting of $1,032,160 of an operating loss before working capital changes and a decrease in trade and other receivables of $112,610, advanced from related parties and directors of $310,107 and $131,627 respectively, trade and other payables and accrued liabilities of $220,215 and inventories of $2,049. Net cash used in operating activities for the nine months ended April 30, 2017, was $601,628, consisting primarily of an operating loss before working capital changes of $1,158,803 and a decrease in trade payables of $32,105, offset by increases in other receivables, deposits and prepayments of $39,210, advanced from related parties and directors of $164,889 and $16,797 respectively, other payables and accrued liabilities of $365,147 and inventories of $3,237.

Net cash used in investing activities was $727,605 for the nine months ended April 30, 2018, and consisted primarily of purchase of intangible assets of $661,411, and plant and equipment of $67,707, offset by proceeds from disposal of plant and equipment of $1,513.

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Net cash used in investing activities for the nine months ended April 30, 2017, was $54,683 consisted of purchases of plant and equipment.

Net cash provided by financing activities for the nine months ended April 30, 2018, was $2,640,688 consisted of proceeds from the sales of securities.

Net cash provided by financing activities for the nine months ended April 30, 2017, was $436,844 consisted of proceeds from the sales of securities.

As of July 31, 2017, and 2016

As of July 31, 2017, we had current assets of $316,937 and current liabilities of $1,256,778. Our current assets consisted of $22,331 of inventories, $53,889 of other receivables, deposits and prepayments, $175,126 of amount due from related parties and $65,591 of cash and cash equivalents. Our current liabilities consisted of $6,942 of trade payables, $542,809 of other payables and accruals, $560,879 of amount due to related parties, $144,894 of amounts due to directors, and $1,254 of tax payables. As of July 31, 2016, we had current assets of $610,946 and current liabilities of $289,297. Our current assets consisted of $26,193 of inventories, $91,539 of other receivables, deposits and prepayments, $74,474 of amount due from related parties, $696 of amount due from director and $418,044 of cash and cash equivalents. Our current liabilities as of July 31, 2016, was $289,297, consisting of $35,574 of trade payables, $253,342 of other payables and accruals and $381 of tax payables.

Stockholders’ equity decreased from $404,360 as of July 31, 2016, to a shareholders’ deficit of $820,162 as of July 31, 2017.

Net cash used in operating activities was $706,434 for the year ended July 31, 2017, and consisted primarily of operating loss before working capital changes of $1,614,597 and a decrease in trade payables of $28,632, offset by increases in other receivables, deposits and prepayments of $37,650, advanced from related parties and directors of $460,227 and $145,590 respectively, other payables and accrued liabilities of $289,467 and inventories of $3,861.

Net cash used in operating activities was $617,607 for the fiscal year ended July 31, 2016, and consisted primarily of operating loss before working capital changes of $713,621, a decrease in receivables of $91,539, inventories of $26,193 and a decrease in advanced from related parties of $74,474, offset by an increase in trade and other payables of $288,916.

Net cash used in investing activities was $68,833 for the fiscal year ended July 31, 2017, consisted purchases of plant and equipment.

Net cash used in investing activities for the fiscal year ended July 31, 2016, was $371,561, consisted purchases of plant and equipment.

Net cash provided by financing activities for the fiscal year ended July 31, 2017, was $436,844 consisted of proceeds from the sales of securities.

Net cash provided by financing activities for the fiscal year ended July 31, 2016, was $1,446,320 consisted of proceeds from the sales of securities.

We have never paid dividends on our Common Stock. Our present policy is to apply cash to investments in product development, acquisitions or expansion; consequently, we do not expect to pay dividends on Common Stock in the foreseeable future.

The success of our growth strategy is dependent upon the availability of additional capital resources on terms satisfactory to management as we are not generating revenues from our business operations. Our sources of capital in the past have included the sale of equity securities, which include common stock sold in private transactions and public offerings, capital leases and long-term debt. There can be no assurance that we can raise such additional capital resources on satisfactory terms. We believe that our current cash and other sources of liquidity discussed above are adequate to support operations for at least the next 12 months. We anticipate continuing to rely on equity sales of our common shares and shareholder loans in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our plan of operations.

Off-Balance Sheet Arrangements

We have no outstanding off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

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Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operations. Critical accounting policies are those that are most important to the presentation of our financial condition and results of operations and require management's subjective or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management's current judgments. We believe the following accounting policies are critical in the preparation of our financial statements.

Intangible assets

Intangible assets are stated at cost less accumulated amortization. Intangible assets represented the computer software in Malaysia which are amortized on a straight-line basis over a useful life of ten years.

The Company follows ASC Topic 350 in accounting for intangible assets, which requires impairment losses to be recorded when indicators of impairment are present and the undiscounted cash flows estimated to be generated by the assets are less than the assets’ carrying amounts.

•	Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements can be expected to cause a material impact on its financial condition or the results of its operations.

PROPERTIES

We maintain our 7,000 square feet corporate office at 1st Floor, Block A, Axis Business Campus, No. 13A and 13B, Jalan 225, Section 51A, 46100 Petaling Jaya, Selangor, Malaysia. Our corporate office is subject to a sublease by and between MIG Network & Consultancy Sdn. Bhd., a key customer, and MIG Mobile Tech Bhd. According to the sublease, we are obligated to pay a monthly rental of RM 24,073 (approximately US $6,142) during the term. The sublease expries October 31, 2019. The foregoing description of the sublease is qualified in its entirety by reference to the Tenancy Agreement, which is filed as Exhibit 10.2 to this Current Report and incorporated herein by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners And Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of June 1, 2018 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers (as defined under Item 402(m)(2) of Regulation S-K), and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Name of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership(1)	Percent of Class

Shiong Han Wee	42,885,500	45%
Kwueh Lim Wong	42,885,500	45%

All executive officers and directors as a group (five persons)	85,771,000	90%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of October 17, 2017. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of October 17, 2017, is deemed to be outstanding for such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.
(2)	Unless otherwise noted, the business address of each beneficial owner listed is 1st Floor, Block A, Axis Business Campus, No. 13A and 13B, Jalan 225, Section 51A, 46100 Petaling Jaya, Selangor, Malaysia. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

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Changes In Control

Effective August 29, 2017, Contact Minerals Corp. (the “Company”) and Kerry McCullagh, the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer (the “Seller”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Shiong Han Wee and Kwueh Lim Wong (Mr. Wee and Mr. Wong. collectively being the “Purchasers”). Under the terms of the Stock Purchase Agreement, the Purchasers agreed to purchase 7,000,000 shares from the Seller (the Seller Shares”) and 78,770,000 shares from the Company (the “Issued Shares”) for an aggregate purchase price of $350,000.

In connection with the Stock Purchase Agreement, Mr. McCullagh received $350,000, $50,000 of which was allocated to the Seller Shares and $300,000 to the Issued Shares. The $300,000 was directed to Mr. McCullagh in full settlement of all company debts owed to Mr. McCullagh and in consideration of settling any claims against the Company by Mr. McCullagh. The sale of the Seller Shares and the Issued Shares consummated September 11, 2017.

Upon the consummation of the sale, Kerry McCullagh, Alex Langer and William McCullagh, our former executive officers and directors, resigned from all of their positions with the Company. Their resignations were not due to any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices.

The following individuals were appointed to serve in the positions set forth next to their names below:

Name	Age	Position
Shiong Han Wee	41	Director, Chief Executive Officer
Kwueh Lim Wong	41	Director, Chief Financial Officer and Secretary

Chee Kuen Chim and Pui Hold Ho were each appointed to serve as a Director of the Company effective September 22, 2017. Mr. Chim resigned from his positions with the Company effective May 11, 2018, and Mun Wai Wong was appointed to fill the vacancy caused by such resignation on June 1, 2018.

Effective June 1, 2018, Kweuh Lim Wong resigned from his position as the Chief Financial Officer of the Company and Chow Wing Loke was appointed to fill the vacancy caused by Mr. Wong’s resignation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below are the present directors, director nominees and executive officers of the Company. There are no other persons who have been nominated or chosen to become directors nor are there any other persons who have been chosen to become executive officers. There are no arrangements or understandings between any of the directors, officers and other persons pursuant to which such person was selected as a director or an officer. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Name	Age	Positions
Shiong Han Wee	41	Chief Executive Officer, Director
Kwueh Lim Wong	41	Secretary and Director
Pui Hold Ho	35	Director
Mun Wai Wong	61	Director
Chow Wing Loke	49	Chief Financial Officer

Set forth below is a brief description of the background and business experience of our sole executive officer and director:

Shiong Han Wee, age 41, has served as our Chief Executive Officer and director since August 29, 2017. He has over 15 years experience as a business consultant and coach to the Malaysian business community. Since 2011, Mr. Wee has served as the founder, Chief Executive Officer and director of the MIG Group of Companies, which are engaged in a diversified range of businesses such as real estate, mobile technology, food and beverage and education. From 2007 to 2009, Mr. Wee served as a director of Future Focus Academic Sdn. Bhd., an education company. Mr. Wee received his undergraduate degree in Business Management from the University of Bolton in the United Kingdom in 2002 and his “A Levels” designation from the SEGI College in Kuala Lumpur, Malaysia in 1998.

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Mr. Wee is the 2015 recipient of the Malaysia Young Entrepreneur Award. He also received the Singapore Prominent Brand Award in 2015 in connection with his work with MIG Network International Pte. Ltd (Singapore). Mr. Wee brings to our Board his business experience in the Internet and mobile industries.

Kwueh Lim Wong, age 41, has served as our Chief Financial Officer, Secretary and director since August 29, 2017. He has over 10 years experience as an IT consultant and business consultant. Since 2011, Mr. Wong has served as the founder and director of the MIG Group of Companies, which are engaged in a diversified range of businesses such as real estate, mobile technology, food and beverage and education. From 2008 to 2014, Mr. Wong was a consultant for Pusat Tiusyen Makmur Maju, an education company. From 2007 to 2009, he served as a director of Future Focus Academic Sdn. Bhd., an education company. From 2004 to 2007, he served as the Marketing Manager of All IT Marketing Sdn. Bhd. Mr. Wong received his Degree in Engineering from Computer Multimedia University in Selangor Malaysia in 2005. He received an Advanced Diploma in Computer Engineering in 2000 and a Diploma in Computer Engineering in 1998 from Informatics College in Kuala Lumpur, Malaysia. Mr. Wong brings to our Board his deep experience in computer engineering and internet and mobile industries.

Pui Hold Ho, age 35, was appointed to our board of directors on September 22, 2017. He is an accountant by profession, a fellow member of the Association of Chartered Certified Accountants (FCCA), United Kingdom, and a member of the Malaysian Institute of Accountants (MIA). Mr. Ho has over 12 years of professional experience in auditing, banking and corporate finance. He started his career in 2004 by joining a Singapore advisory firm as IPO consultant where he participated in a few successful listing of companies in SGX. He then joined Ernst & Young as Senior Audit Associate until 2009 before he left to join AmBank (M) Berhad – Corporate & Institutional Banking. In the bank, he was responsible in client credit evaluation and marketing of the Bank’s products mainly in debt capital market, offshore loan syndication, corporate finance advisory & treasury products. To further advance his career, he took up the chief financial officer position in a foreign company listed on Bursa Malaysia Securities Berhad until 2013. He now sits on the board of the following companies listed on Main Market of Bursa Malaysia Securities Berhad: HB Global Limited, a food processing company specializing in the production of Ready-to-Serve foods; Malaysia Pacific Corporation Berhad, a property development and investment corporation; Milux Corporation Berhad, a manufacturer of gas appliances, water heaters and gas regulators and distributors of gas and electrical home appliances; Multi-Usage Holdings Berhad, an investment holding and management services company; and Aturmaju Berhad, an integrated wood manufacturer which processes or provides sawn timber, veneer and hiring of scow and tug boats. Mr. Ho brings to the Board of Directors his financial and accounting experience as well as public company governance expertise.

Mun Wai Wong, age 61, has over 30 years of experience as in accounting and finance. Mr. Wong founded WMW Management Services in 2007 and is its Chief Executive Officer. Prior to that time, he was the Chief Operating Officer of Hai Ming Holding Berhad. Mr. Wong has served as a director of Comintel Corporation Berhad (COMCORP:KLSE) since October 2010 and a director of PanPages Berhad (PANPAGE:KLSE) since May 2012. Mr. Wong is a Chartered Accountant from the Malaysia Institute of Accountants, a Fellow of the Chartered Certified Accountants, and a member of the Institute of Chartered Secretaries and Administrators. Mr. Wong received his professional qualification in 1984 from Tuanku Abdul Rahman College in Malaysia. Mr. Wong brings to our Board his deep experience in the accounting and finance matters.

Chow Wing Loke, age 49, has served as the Chief Financial Officer of MIG Mobile Tech Bhd., a payment solution provider, since March 2018. Prior to joining MIG Mobile Tech Bhd., Mr. Loke served as the General Manager of Autoliv Hirotako Sdn. Bhd., an automotive safety restrain system manufacturer in Malaysia and an affiliate company of Autoliv Inc (ALV:NYSE), from May 2008 to March 2018. Prior to this, he served as the Chief Financial Officer and or Financial Controller with various companies in Malaysia. He is a Fellow of the Chartered Certified Accountants. Mr. Loke received his professional qualification in 1992 from Systematic Business School in Malaysia.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

No executive officer or director is a party in a legal proceeding adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

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No executive officer or director has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;
•	Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or
•	Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees

Effective September 22, 2017, we formed an Audit Committee which is comprised of our independent director: Pui Hold Ho and Mun Wai Wong. A copy of the charter for our Audit Committee is filed as Exhibit 99.1. Pui Hold Ho currently serves as the Audit Committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.

We have not formed separate Corporate Governance and Compensation and Nominations committees. Our entire Board performs the functions of the Corporate Governance and Compensation and Nominations committees.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended July 31, 2017, and up to the date of this current report, our officers, directors and greater than 10% percent beneficial owners timely filed all reports required by Section 16(a) of the Securities Exchange Act.

Code of Ethics

We adopted a Code of Ethics applicable to our officers and directors, which is a “code of ethics” as defined by applicable rules of the SEC. Our Code of Ethics was attached as an exhibit to our Annual Report on Form 10-K for the year ended July 31, 2008. If we make any amendments to our Code of Ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of our Code of Ethics to our officers or directors, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in a Current Report on Form 8-K filed with the SEC.

Board Meetings

Prior to the change in control on September 11, 2017, our board of directors consisted solely of Kerry McCullagh, Alex Langer and William McCullagh. Our board of directors currently consists of Shiong Han Wee, Kwueh Lim Wong, Pui Hold Ho and Mun Wai Wong. The board held no formal meetings during the year ended July 31, 2017, but took actions via unanimous written consent. We expect our current board to act by written consent or through board meetings in accordance with the provisions of the Nevada General Corporate Law and our Bylaws.

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Nomination Process

As of June 1, 2018, we did not effect any material changes to the procedures by which our shareholders may recommend nominees to our board of directors. Our board of directors does not have a policy with regards to the consideration of any director candidates recommended by our shareholders. Our board of directors has determined that it is in the best position to evaluate our company’s requirements as well as the qualifications of each candidate when the board considers a nominee for a position on our board of directors. If shareholders wish to recommend candidates directly to our board, they may do so by sending communications to the president of our company at the address on the cover of this annual report.

Corporate Governance & Board Independence; Canadian National Instrument 58-101

We are a reporting issuer in the Province of British Columbia. National Instrument 58-101 of the Canadian Securities Administrators requires our company to disclose annually on our Annual Report certain information concerning corporate governance.

Our Board of Directors consists of four directors: Shiong Han Wee, Kwueh Lim Wong, Pui Hold Ho and Mun Wai Wong. We established an audit committee which is comprised of our independent director: Pui Hold Ho. Mr. Ho is also “independent,” as that term is described in National Instrument 52-110, and each qualifies as an “audit committee financial expert” as such term is defined under 17 CFR 229.407(d)(5).

We have not yet established Nominating or Governance Committees as standing committees but expect to do so as our business matures. The Board does not have an executive committee or any committees performing a similar function. We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. All functions of a nominating/governance committee were performed by our whole board of directors. Our board of directors intends to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by the national securities exchanges as necessary. Our board of directors does not believe that it is necessary to have such committees at the early stage of the company’s development, and our board of directors believes that the functions of such committees can be adequately performed by the members of our board of directors.

Board Leadership Structure and the Board’s Role in Risk Oversight.

The Board of Directors is led by the Chairman who is also the Chief Executive Officer. The Board believes that the most effective leadership structure at this time is not to separate the roles of Chairman and Chief Executive Officer. A combined structure provides the Company with a single leader who represents the company to our stockholders, regulators, business partners and other stakeholders, among other reasons set forth below. Should the Board conclude otherwise, the Board will separate the roles and appoint an independent Chairman.

•	This structure creates efficiency in the preparation of the meeting agendas and related Board materials as the Company’s Chief Executive Officer works directly with those individuals preparing the necessary Board materials and is more connected to the overall daily operations of the Company. Agendas are also prepared with the permitted input of the full Board of Directors allowing for any concerns or risks of any individual director to be discussed as deemed appropriate. The Board believes that the Company has benefited from this structure, and Mr. Wee’s continuation in the combined role of the Chairman and Chief Executive Officer is in the best interest of the stockholders.
•	The Company believes that the combined structure is necessary and allows for efficient and effective oversight, given the Company’s relatively small size, its corporate strategy and focus.

The Board of Directors does not have a specific role in risk oversight of the Company. The Chairman, President and Chief Executive Officer and other executive officers and employees of the Company provide the Board of Directors with information regarding the Company’s risks.

Involvement in Certain Legal Proceedings

From time to time, we may be involved in various claims, lawsuits, and disputes with third parties, actions involving allegations of discrimination or breach of contract actions incidental to the normal operations of the business. We may be named as a defendant in such lawsuits and thus become subject to the attendant risk of substantial damage awards. We believe that we have adequate liability insurance coverage. There can be no assurance, however, that we will not be sued, that any such lawsuit will not exceed our insurance coverage, or that we will be able to maintain such coverage at acceptable costs and on favorable terms.

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We are not a party to, nor is any of our property the subject of, any legal proceedings. There are no proceedings pending in which any of our officers, directors or 5% shareholders are adverse to us or any of our subsidiaries or in which they are taking a position or have a material interest that is adverse to us or any of our subsidiaries.

EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

Currently, our executive directors and officers do not receive compensation for services in such capacities. We expect to establish a compensation plan as our company matures. We expect that our executive compensation philosophy will be to create a long-term direct relationship between pay and our performance. Our executive compensation program will be designed to provide a balanced total compensation package over the executive’s career with us. The compensation program objectives will be to attract, motivate and retain the qualified executives that help ensure our future success, to provide incentives for increasing our profits by awarding executives when corporate goals are achieved and to align the interests of executives and long-term stockholders. We expect the compensation package of our named executive officers to consist of two main elements:

1.	base salary for our executives that is competitive relative to the market, and that reflects individual performance, retention and other relevant considerations; and

2.	discretionary bonus awards payable in cash and tied to the satisfaction of corporate objectives.

Process for Setting Executive Compensation

As we do not have Compensation Committee, our Board will be responsible for developing and overseeing the implementation of our philosophy with respect to the compensation of executives and for monitoring the implementation and results of the compensation philosophy to ensure compensation remains competitive, creates proper incentives to enhance stockholder value and rewards superior performance. The Board or Compensation Committee will annually review and approve for each named executive officer, and particularly with regard to the Chief Executive Officer, all components of the executive’s compensation. The Board or Compensation Committee may award discretionary bonuses to each of the named executives, and reviews and approves the process and factors (including individual and corporate performance measures and actual performance versus such measures) used by the Chief Executive Officer to recommend such awards. Additionally, the Board or Compensation Committee will review and approve the base salary, equity-incentive awards (if any) and any other special or supplemental benefits of the named executive officers.

We expect out Chief Executive Officer to periodically provide the Board or Compensation Committee with an evaluation of each named executive officer’s performance, based on the individual performance goals and objectives developed by the Chief Executive Officer at the beginning of the year, as well as other factors. The Board of Compensation Committee will provide an evaluation for the Chief Executive Officer. These evaluations will serve as the bases for bonus recommendations and changes in the compensation arrangements of our named executives.

Our Compensation Peer Group

We expect to engage in informal market analysis in evaluating our executive compensation arrangements. As the Company and its businesses mature, we may retain compensation consultants that will assist us in developing a formal benchmark and selecting a compensation peer group of companies similar to us in size or business for the purpose of comparing executive compensation levels.

Program Components

We expect our executive compensation program to consist of the following elements:

Base Salary

Our base salary structure will be designed to encourage internal growth, attract and retain new talent, and reward strong leadership that will sustain our growth and profitability. The base salary for each named executive officer will reflect our past and current operating profits, the named executive officer’s individual contribution to our success throughout his career, internal pay equity and informal market data regarding comparable positions within similarly situated companies. In determining and setting base salary, the Board/Compensation Committee will consider all of these factors, though it will not assign specific weights to any factor. The Board/Compensation Committee will generally review the base salary for each named executive officer on an annual basis. For each of our named executive officers, we expect to review base salary data internally obtained by the Company for comparable executive positions in similarly situated companies to ensure that the base salary rate for each executive is competitive relative to the market.

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Discretionary Bonus

The objectives of our bonus awards will be to encourage and reward our employees, including the named executive officers, who contribute to and participate in our success by their ability, industry, leadership, loyalty or exceptional service and to recruit additional executives who will contribute to that success.

Each of our named executive officers will be eligible for consideration for a discretionary cash bonus. The Chief Executive Officer will make recommendations regarding bonus awards for the named executive officers and the Board/Compensation Committee provides the bonus recommendation for the Chief Executive Officer. However, the Board/Compensation Committee will have sole and final authority and discretion in designating to whom awards are made, the size of the award, if any, and its terms and conditions. The bonus recommendation for each of the named executive officers depends on a number of factors, including (i) the performance of the Company for the year, (ii) the satisfaction of certain individual and corporate performance measures, and (iii) other factors which the Board/Compensation Committee may deem relevant. The Company did not award any cash bonuses during fiscal year 2017.

Stock Holdings

The Board/Compensation Committee recognizes the importance of having a portion of the named executive officers’ compensation be paid in the form of equity, to help align the executives’ interests with the interests of the Company’s stockholders. Initially, we expect the Board/Compensation Committee to emphasize the cash-based portion of our compensation program over a stock program because it believes the discretionary nature of the cash-based compensation gives it the needed flexibility to factor in and reward the attainment of longer-term goals for the Company and the executives, as the Board/Compensation Committee deems appropriate.

We have not timed nor do we plan to time our release of material non-public information for the purpose of affecting the value of executive compensation.

Summary Compensation Table

The following tables set forth, for each of the last two completed fiscal years of the Company, the total compensation awarded to, earned by or paid to any person who was a principal executive officer during the preceding fiscal year and every other highest compensated executive officers earning more than $100,000 during the last fiscal year (together, the “Named Executive Officers”). The tables set forth below reflect the compensation of the Named Executive Officers.

SUMMARY COMPENSATION TABLE
Name & Principal Position	Year End July 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
Kerry J. McCullagh(1) President, Secretary, Treasurer, CEO & CFO	2017 2016	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0
Shiong Han Wee (1) Chief Executive Officer	2017 2016	$27,830 $20,872	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$27,830 $20,872

(1) Effective August 29, 2017, Mr. McCullagh resigned from all of his positions with the Company. Mr. Shiong Han Wee was appointed to serve as our Chief Executive Officer and director on August 29, 2017.

27

Narrative Disclosure to Summary Compensation Table

Each of Messrs. Shiong Han Wee, Kwueh Lim Wong and Chow Wing Loke are parties to an employment agreement with MIG Mobile Tech Berhad, our subsidiary, or the Employment Agreements, as of the dates and for the annual salary set forth below:

Name	Position	Annual Salary	Effective Date
Shiong Han Wee	Chief Executive Officer	MYR 120,000	April 1, 2016
Chow Wing Loke	Chief Financial Officer	MYR 300,000 plus MYR 24,000 monthly allowance	March 19, 2018
Kwueh Lim Wong	Chief Operations Officer	MYR 120,000	April 1, 2016

Each officer is subject to a six month probation period, which may be extended for a period of three months in the Company’s discretion. During the probationary period, employment may be terminated by either party upon fourteen days prior written notice. The Employment Agreements contain provisions related to confidentiality and ownership of work product.

Our executive officers are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with their services on our behalf.

The foregoing description of the Employment Agreements is qualified in its entirety by reference to such agreements which are filed as Exhibits 10.4 through and including 10.6 to this Current Report and are incorporated herein by reference.

Other than set out above and below, there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive share options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that share options may be granted at the discretion of our board of directors.

Equity Awards

There are no options, warrants or convertible securities outstanding. At no time during the last fiscal year with respect to any of any of our executive officers was there:

●	any outstanding option or other equity-based award repriced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined);
●	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;
●	any option or equity grant;
●	any non-equity incentive plan award made to a named executive officer;
●	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or
●	any payment for any item to be included under All Other Compensation in the Summary Compensation Table.

Compensation of Directors

During our fiscal year ended July 31, 2017, we did not provide compensation to any of our employee directors for serving as our director. We currently have no formal plan for compensating our employee directors for their services in their capacity as directors, although we may elect to issue stock options to such persons from time to time.

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Non-Employee Director Fees

Our Compensation Committee and Board determines the form and amount of compensation for our non-employee directors based on informal surveys of similar companies and the amount necessary to attract and retain such directors. For the fiscal year ended July 31, 2017, we paid each of our non-employee directors as follows:

Name	Fees earned or paid in cash* ($)		Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)
Pui Hold Ho (1)	$0	*	–	–	–	–	–	$0

Chee Kuen Chim (2)	$0	*	–	–	–	–	–	$0

Mun Wai Wong (3)	$0	*	–	–	–	–	–	$0

* All fees were paid in Malaysian Ringgit, our functional currency. The Malaysian Ringgit was converted into United StatesDollars using the exchange rate prevailing at the dates of payment at an average annualized rate of 4.3119 for fiscal year ended July 31, 2017.

(1)	Mr. Ho was appointed to serve as a director of the Company on September 22, 2017. No fees were paid or accrued to Mr. Ho up to April 30, 2018. We expect to begin accruing fees for Mr. Ho from May 2018 onwards.
(2)	Mr. Chim served as a director of the Company from September 22, 2017 to May 11, 2018. No fees were paid or accrued to Mr. Chim up to April 30, 2018. We paid Mr. Chim an aggregate of MYR16,000 (USD3,710) on May 15, 2018, for his entire tenure on our board of directors.
(3)	Mr. Wong was appointed to serve as a director on June 1, 2018.

Messrs. Ho and Wong receive a monthly retainer of US$1,000 and US $500 respectively, for serving as independent directors on our board. All directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors. Our non-employee directors are subject to the terms and conditions set forth in a Letter of Appointment of Independent Director, a form of which is filed as Exhibit 10.7 to this Current Report and incorporated herein by reference.

We may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Outstanding Equity Awards At Fiscal Year-End

There are no options, warrants or convertible securities outstanding. At no time during the last fiscal year with respect to any of any of our executive officers was there:

•	any outstanding option or other equity-based award repriced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined);
•	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;
•	any option or equity grant;
•	any non-equity incentive plan award made to a named executive officer;
•	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or
•	any payment for any item to be included under All Other Compensation in the Summary Compensation Table.

Compensation Risk Management

Our Board of directors and human resources staff conducted an assessment of potential risks that may arise from our compensation programs. Based on this assessment, we concluded that our policies and practices do not encourage excessive and unnecessary risk taking that would be reasonably likely to have material adverse effect on the Company. The assessment included our cash incentive programs, which awards non-executives with cash bonuses for punctuality. Our compensation programs are substantially identical among business units, corporate functions and global locations (with modifications to comply with local regulations as appropriate). The risk-mitigating factors considered in this assessment included:

•	the alignment of pay philosophy, peer group companies and compensation amounts relative to local competitive practices to support our business objectives; and
•	effective balance of cash, short- and long-term performance periods, caps on performance-based award schedules and financial metrics with individual factors and Board and management discretion.

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Compensation Committee Interlocks and Insider Participation

We have not yet established a Compensation Committee. Our Board of Directors performs the functions that would be performed by a compensation committee.

Our Bylaws provide that our board of directors must consist of between one (1) and fifteen (15) directors, and such number of directors within this range may be determined from time to time by resolution of our board of directors or our stockholders. Currently, we have seven (7) directors. Our Bylaws may be amended, altered or repealed by our Board of Directors.

Our Bylaws also provide that our directors may be removed with or without cause by the affirmative vote of the holders of at least a majority of the shares then entitled to vote at an election of directors. An election of our directors by our stockholders will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

Our current and future executive officers and significant employees serve at the discretion of our board of directors. Our board of directors may also choose to form certain committees, such as a compensation and an audit committee.

Compensation Committee Report

Our Board has reviewed and discussed the Compensation Discussion and Analysis in this report with management. Based on its review and discussion with management, the Board of Directors recommended that the Compensation Discussion and Analysis be included in this Current Report on Form 8-K. The material in this report is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this Current Report on Form 8-K and irrespective of any general incorporation language in such filing.

Submitted by members of the Board of Directors:

Shiong Han Wee

Kwueh Lim Wong

Pui Hold Ho

Mun Wai Wong

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties has, during the last two fiscal years, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

(i)	Any of our directors or officers;
(ii)	Any person proposed as a nominee for election as a director;
(iii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
(iv)	Any of our promoters; and
(v)	Any relative or spouse of any of the foregoing persons who has the same house as such person.

For the nine months ended April 3, 2018, MIG Network and Consultancy Sdn. Bhd. accounted for 77% our revenues. During that same period, MIG Network and Consultancy Sdn. Bhd. also accounted for 12% of our operating costs, or approximately $142,175, with accounts payable of $60,065. MIG Network and Consultancy Sdn. Bhd. is owned by our executive officers and directors, Shiong Han Wee and Kwueh Lim Wong. Messrs. Wee and Wong also serve as directors of MIG Network and Consultancy Sdn. Bhd.

As of July 31, 2017 and 2016, the Company was indebted to a relative of the President of the Company for $80 (CDN$100) and $76 (CDN$100), respectively, for expenses incurred on behalf of the Company. The amounts are included in accounts payable and are non-interest bearing, unsecured, and due on demand.

As of July 31, 2017 and 2016, we were indebted to Kerry J. McCullagh, our former President, in the amount of $296,753 and $234,901, respectively, for advances and expenses incurred on behalf of the Company. The amounts are included in due to related parties and are non-interest bearing, unsecured, and due on demand.

30

During the years ended July 31, 2017 and 2016, we recognized a total of $12,000 and $12,000, respectively, for donated services at $1,000 per month and $6,000 and $6,000, respectively, for donated rent at $500 per month provided by Kerry J. McCullagh, our former President, which have been included in the statements of operations and comprehensive (loss) income.

Director Independence

Our board of directors is currently composed of three members, two of whom do not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Stock Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

LEGAL PROCEEDINGS

We are not a party to any legal or administrative proceedings that we believe, individually or in the aggregate, would be likely to have a material adverse effect on our financial condition or results of operations.  We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business. There are no pending legal proceedings in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information

Shares of our common stock are quoted on the OTC Pink under the symbol “WECT”. As of June 1, 2018, the last closing price of our securities was $0.39, with little to no quoting activity. There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.

The following table sets forth, for the fiscal quarters indicated, the high and low bid information for our common stock, as reported on the OTC Pink. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Quarterly period	High	Low
Fiscal year ended July 31, 2016
First Quarter	$0.050	$0.050
Second Quarter	$0.050	$0.050
Third Quarter	$0.050	$0.050
Fourth Quarter	$0.080	$0.050
Fiscal year ended July 31, 2017
First Quarter	$0.050	$0.050
Second Quarter	$0.120	$0.045
Third Quarter	$0.048	$0.045
Fourth Quarter	$0.048	$0.048
Fiscal 2018
First Quarter	$0.137	$0.048
Second Quarter	$0.050	$0.045
Third Quarter	$0.300	$0.090

(b)  Approximate Number of Holders of Common Stock

As of June 1, 2018, there were approximately 29 shareholders of record of our common stock. Such number does not include any shareholders holding shares in nominee or “street name”.

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(c)  Dividends

Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors. We paid no dividends during the periods reported herein, nor do we anticipate paying any dividends in the foreseeable future.

(d)  Equity Compensation Plan Information

None.

(e)  Recent Sales of Unregistered Securities

None.

DESCRIPTION OF SECURITIES

The following is a description of the material provisions of our capital stock, as well as other material terms of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws. We refer you to our Amended and Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws, copies of which have been filed as exhibits to this report.

Common Stock

We are authorized, subject to limitations prescribed by Nevada law, to issue up to 1,000,000,000 shares of common stock with a nominal par value of $0.001.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our board of directors may determine.

Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders.  Under our articles of incorporation, stockholders do not have the right to cumulate votes for the election of directors.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

We are authorized to issue up to 30,000,000 shares of preferred stock with a nominal par value of $0.001.  We may amend our Amended Articles of Incorporation in the future to allow our board of directors to authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock.  The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock.  We have no current plan to issue any shares of preferred stock.

Options

As of the date of this Report, we had no outstanding options to purchase shares of our common stock.

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Transfer Agent and Registrar

Our transfer agent is Empire Stock Transfer, Inc. located 1859 Whitney Mesa Drive, Henderson, Nevada 89014, telephone number is (702) 818-5898.

Anti-takeover Provisions

Some of the provisions of Nevada law, our Amended and Restated Articles of Incorporation and our Bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company or removing our incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids.  These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.  We believe that the benefits of increased protection against an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals. Among other things, negotiation of such proposals could result in an improvement of their terms.

Our Amended Articles of Incorporation or Bylaws provide that:

•	our stockholders may not cumulate votes in the election of directors; and
•	we will indemnify directors and officers against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

We may also adopt provisions in the future that will allow:

•	our board of directors to designate the terms of, and issue a new series of preferred stock with, voting or other rights without stockholder approval; and or
•	a majority of the authorized number of directors to generally have the power to adopt, amend or repeal our bylaws without stockholder approval.

These provisions of our Amended Articles of Incorporation and Bylaws may have the effect of delaying, deferring or discouraging another person or entity from acquiring control of us.

NRS Sections 78.411 to 78.444 inclusive apply to combinations between resident domestic corporations (defined as a Nevada domestic corporation that has 200 or more stockholders of record) and certain affiliated stockholders (collectively, the “Interested Shareholder Combination Statutes”). The amendment to our Articles of Incorporation to elect not to be governed by the Interested Shareholder Combination Statutes will not have any immediate effect on the rights of existing stockholders. To the extent that we qualify as a resident domestic corporation in the future, the Board will be able to enter into acquisitions and combinations with entities affiliated with its executive officer, directors and control shareholders with greater ease, including without limitation, without the requirement of obtaining the approval of the stockholders in certain instances.

Anti-Takeover Provisions of the NRS

The Nevada Interested Shareholder Combination Statutes generally prohibit a Nevada corporation, with shares registered under section 12 of the Exchange Act and with 200 or more stockholders of record, from engaging in a combination (defined in the statute to include a variety of transactions, including mergers, asset sales, issuance of stock and other actions resulting in a financial benefit to the Interested Stockholder) with an Interested Stockholder (defined in the statute generally as a person that is the beneficial owner of 10% or more of the voting power of the outstanding voting shares), for a period of three years following the date that such person became an Interested Stockholder unless the board of directors of the corporation first approved either the combination or the transaction that resulted in the stockholder's becoming an Interested Stockholder. If this approval is not obtained, the combination may be consummated after the three year period expires if either (a) (1) the board of directors of the corporation approved the combination or the purchase of the shares by the Interested Stockholder before the date that the person became an Interested Stockholder, (2) the transaction by which the person became an Interested Stockholder was approved by the board of directors of the corporation before the person became an interested stockholder, or (3) the combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the Interested Stockholder at a meeting called no earlier than three years after the date the Interested Stockholder became such; or (b) the aggregate amount of cash and the market value of consideration other than cash to be received by all holders of common stock and holders of any other class or series of shares not beneficially owned by an Interested Stockholder meets the minimum requirements set forth in NRS Sections 78.441 through 78.444.

A Nevada corporation may adopt an amendment to its articles of incorporation expressly electing not to be governed by these provisions of the NRS, if such amendment is approved by the affirmative vote of a majority of the disinterested shares entitled to vote; provided, however, such vote by disinterested stockholders is not required to the extent the Nevada corporation is not subject to such provisions. Such an amendment to the articles of incorporation does not become effective until 18 months after the vote of the disinterested stockholders and does not apply to any combination with an Interested Stockholder whose date of acquiring shares is on or before the effective date of the amendment.

33

The NRS also limits the acquisition of a controlling interest in a Nevada corporation with 200 or more stockholders of record, at least 100 of who have Nevada addresses appearing on the stock ledger of the corporation, and that does business in Nevada directly or through an affiliated corporation. According to the NRS, an acquiring person who acquires a controlling interest in an issuing corporation may not exercise voting rights on any control shares unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special or annual meeting of the stockholders. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person's shares.

Under the NRS, a controlling interest means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of the voting power of the issuing corporation in the election of directors. Outstanding voting shares of an issuing corporation that an acquiring person acquires or offers to acquire in an acquisition and acquires within 90 days immediately preceding the date when the acquiring person became an acquiring person are referred to as control shares.

The control share provisions of the NRS do not apply if the corporation opts-out of such provisions in the articles of incorporation or bylaws of the corporation in effect on the tenth day following the acquisition of a controlling interest by an acquiring person.

These statutes do not currently apply to us and we have opted out of the business combination or acquisition of a controlling interest statutes.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the "Nevada Law") provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation's articles of incorporation unless a provision in the Company's Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a "Covered Person"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person's conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Company. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

34

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys' fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation's articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person's status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

Our Amended and Restated Articles provide that the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by Nevada Law. In addition, our Amended and Restated Certificate of Incorporation and our Bylaws also provide that we will indemnify our directors and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Our Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company under Nevada law or otherwise, the Company has been advised that the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We expect to enter into indemnification agreements with our directors and officers pursuant to whom we will agree to indemnify each director and officer for any liability he or she may incur by reason of the fact that he or she serves as our director or officer, to the maximum extent permitted by law.

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FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

F-1

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

MIG Mobile Tech Bhd.

We have audited the accompanying balance sheets of MIG Mobile Tech Bhd. (“the Company”) as of July 31, 2017 and 2016, and the related statements of operations and comprehensive loss, cash flows and changes in stockholders’ deficit for the years ended July 31, 2017 and 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 31, 2017 and 2016, and the results of its operations and its cash flows for the years ended July 31, 2017 and 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred continuous losses and has a capital deficit, all of which raise substantial doubt about its ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

TOTAL ASIA ASSOCIATES PLT

Kuala Lumpur, Malaysia

Date: 06/08/2018

F-2

MIG MOBILE TECH BHD

BALANCE SHEETS

(Amount expressed in United States Dollars (“US$”), except for number of shares)

		As of July 31,
	Note	2017	2016
ASSETS
Current assets:
Inventories		$22,331	$26,193
Other receivables, deposits and prepayments		53,889	91,539
Amount due from related parties	4	175,126	74,474
Amount due from directors	5	–	696
Cash and bank balances		65,591	418,044

Total current assets		316,937	610,946

Non-current assets:
Plant and equipment, net	6	128,284	86,887

TOTAL ASSETS		$445,221	$697,833

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables		$6,942	$35,574
Other payables and accruals		542,809	253,342
Amount due to related parties	4	560,879	–
Amount due to directors	5	144,894	–
Tax payables		1,254	381

Total current liabilities		1,256,778	289,297

Non-current liabilities:
Deferred taxation		8,605	4,176

TOTAL LIABILITIES		$1,265,383	$293,473

Stockholders’ equity:
Issued capital, 7,710,002 and 5,775,002 shares issued and outstanding as of July 31, 2017 and 2016, respectively	7	$1,883,164	$1,446,320
Other comprehensive loss		(64,608)	(46,023)
Accumulated losses		(2,638,718)	(995,937)

Total stockholders’ (deficit) / equity		(820,162)	404,360

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY		$445,221	$697,833

See accompanying notes to financial statements.

F-3

MIG MOBILE TECH BHD

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Amount expressed in United States Dollars (“US$”), except for number of shares)

		Years ended July 31,
	Note	2017	2016

Revenues, net		$71,246	$–

Cost of revenues		(300,782)	(13)

Gross loss		(229,536)	(13)

Operating expenses:
General and operating expenses		(1,410,712)	(993,542)

Loss from operations		(1,640,248)	(993,555)

Other income
Others income		2,968	2,067

Loss before income taxes		(1,637,280)	(991,488)

Income tax expense		(5,501)	(4,449)

NET LOSS		$(1,642,781)	$(995,937)

Other comprehensive expense:
- Foreign currency translation loss		(18,585)	(46,023)

COMPREHENSIVE LOSS		$(1,661,366)	$(1,041,960)

See accompanying notes to financial statements.

F-4

MIG MOBILE TECH BHD

STATEMENTS OF CASH FLOWS

(Amount expressed in United States Dollars (“US$”))

	Years ended July 31
	2017	2016
Cash flows from operating activities:
Net loss	$(1,637,280)	$(991,488)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of plant and equipment	22,683	3,994
Plant and equipment written off	–	273,873
Operating loss before working capital changes	(1,614,597)	(713,621)

Changes in operating assets and liabilities:
Inventories	3,861	(26,193)
Others receivables, deposits and prepayments	37,650	(91,539)
Trade payable, net	(28,632)	35,574
Other payables and accrued liabilities	289,467	253,342
Net cash used in operating activities	(1,313,251)	(542,437)

Cash flows from investing activities:
Purchase of plant and equipment	(68,833)	(371,561)
Net cash used in investing activities	(68,833)	(371,561)

Cash flows from financing activities:
Advanced from/(to) related parties	460,227	(74,474)
Advanced from/(to) directors	145,590	(696)
Proceeds from issued shares	436,844	1,446,320
Net cash from financing activities	1,042,661	1,371,150

Foreign currency translation adjustment	(14,030)	(39,108)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(352,453)	418,044

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR/DATE OF INCORPORATION	418,044	–

CASH AND CASH EQUIVALENTS, END OF YEAR/PERIOD	$65,591	$418,044

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$–	$–
Cash paid for tax	$–	$–

See accompanying notes to financial statements.

F-5

MIG MOBILE TECH BHD

STATEMENTS OF STOCKHOLDERS’ EQUITY

(Amount expressed in United States Dollars (“US$”), except for number of shares)

	Common stock		Accumulated other comprehensive	Accumulated	Total
	No of shares	Amount	losses	deficit	Equity
At date of inception	2	$1	$–	$–	$1
Issued shares	5,775,000	1,446,319			1,446,319
Net loss for the year	–	–	–	(995,937)	(995,937)
Foreign currency translation loss	–	–	(46,023)	–	(46,023)

Balance as of July 31, 2016	5,775,002	1,446,320	(46,023)	(995,937)	404,360

Issued shares	1,935,000	436,844	–	–	436,844
Net loss for the year	–	–	–	(1,642,781)	(1,642,781)
Foreign currency translation loss	–	–	(18,585)	–	(18,585)
Balance as of July 31, 2017	7,710,002	1,883,164	(64,608)	(2,638,718)	(820,162)

See accompanying notes to financial statements.

F-6

MIG MOBILE TECH BHD

NOTES TO FINANCIAL STATEMENT

(Amount expressed in United States Dollars (“US$”), except for number of shares)

1.	ORGANIZATION AND BUSINESS BACKGROUND

MIG Mobile Tech Bhd (“MIG” or the “Company”) was incorporated and registered as a public limited liability company in Malaysia on October 1, 2015.

The registered office is located at B-8-6-13, Block B, Setiawalk, Persiaran Wawasan, Pusat Bandar Puchong, 47160 Puchong Selangor, Malaysia.

The principal place of operation is located at 1st Floor, Block A, Axis Business Campus, No. 13A & 13B, Jalan 225, Section 51A, 46100 Petaling Jaya, Selangor, Malaysia.

The principal activities of the Company are engaged in e-commerce, online to offline marketplace and payment eco-system.

The Company’s fiscal year end is December 31.

2.	GOING CONCERN UNCERTAINTY

The accompanying financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

For the year ended July 31, 2017, the Company reported a net loss of $1,642,781 and working capital deficit of $939,841 as of July 31, 2017. The Company had total stockholders’ deficit of $820,162 as of July 31, 2017 from recurring losses and significant short-term debt obligations maturing in less than one year. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The continuation of the Company as a going concern is dependent upon improving the profitability and the continuing financial support from its stockholders or other capital sources. Management believes that the continuing financial support from the existing shareholders or external debt financing will provide the additional cash to meet the Company’s obligations as they become due.

These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

•	Basis of presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

•	Use of estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

•	Cash and cash equivalents

Cash and cash equivalents represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

F-7

MIG MOBILE TECH BHD

NOTES TO FINANCIAL STATEMENT

(Amount expressed in United States Dollars (“US$”), except for number of shares)

•	Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational:

Categories	Expected useful life
Computer hardware	4 years
Computer software	4 years
Furniture & fittings	10 years
Office equipment	5 years
Telecommunication	2 years
Renovation	10 years
Signboard	5 years
Security & alarm system	4 years

Expenditure for maintenance and repairs is expensed as incurred. The gain or loss on the disposal of property, plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statement of operations.

•	Inventories

Inventories consisting of products available for sell, are stated at the lower of cost or market value. Cost of inventory is determined using the first-in, first-out (FIFO) method. Inventory reserve is recorded to write down the cost of inventory to the estimated market value due to slow-moving merchandise and damaged goods, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. The Company takes ownership, risks and rewards of the products purchased. Write downs are recorded in cost of revenues in the Condensed Statements of Operations and Comprehensive Income.

•	Revenue recognition

i.	Sales of Goods

Revenue from sales of goods is recognized when the significant risks and rewards of ownership have been transferred to the buyer. Revenue is measured at the fair value of the consideration received or receivable, net of discounts and taxes application to the revenue.

ii.	Rendering of Services

Revenue from rendering of services is measured by reference to the stage if completions of the transaction at the reporting date.

iii.	Interest Income

Interest income is recognized using the effective interest method, and accrued on a time basis.

•	Cost of revenues

Cost of revenue includes payment gateway transaction fee, additional V and RV point given to merchant and user for those who purchase V point.

•	Comprehensive income

ASC Topic 220, “Comprehensive Income” establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statements of stockholders’ equity consists of changes in unrealized gains and losses on foreign currency translation and cumulative net change in the fair value of available-for-sale investments held at the balance sheet date. This comprehensive income is not included in the computation of income tax expense or benefit.

F-8

MIG MOBILE TECH BHD

NOTES TO FINANCIAL STATEMENT

(Amount expressed in United States Dollars (“US$”), except for number of shares)

•	Income tax expense

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclosed in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Malaysia and is subject to tax in their own jurisdictions. As a result of its business activities, the Company will file separate tax returns that are subject to examination by the foreign tax authorities.

•	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The functional currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company maintains its books and record in a local currency, Malaysian Ringgit (“MYR” or “RM”), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates for the respective years:

	As of and for the year ended July 31,
	2017	2016
Year-end MYR : US$1 exchange rate	4.2790	4.0535
Yearly average MYR : US$1 exchange rate	4.3119	4.1528

•	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

F-9

MIG MOBILE TECH BHD

NOTES TO FINANCIAL STATEMENT

(Amount expressed in United States Dollars (“US$”), except for number of shares)

•	Fair value of financial instruments

The carrying value of the Company’s financial instruments: cash and cash equivalents, trade receivable, deposits and other receivables, amount due to related parties and other payables approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

•	Level 1 : Observable inputs such as quoted prices in active markets;
•	Level 2 : Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and
•	Level 3 : Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

As of July 31, 2017 and 2016, the Company did not have any nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements, at least annually, on a recurring basis, nor did the Company have any assets or liabilities measured at fair value on a non-recurring basis.

•	Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In April 2014, the FASB issued ASU 2014-08 “Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360) - Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity”, which changes the threshold for reporting discontinued operations and adds new disclosures. The new guidance defines a discontinued operation as a disposal that “represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results.” The standard is required to be adopted by public business entities in annual periods beginning on or after December 15, 2014, and interim periods within those annual periods. Entities may “early adopt” the guidance for new disposals. The Company does not expect that the adoption will have a material impact on its financial statements. In May 2014, the FASB issued ASU 2014-09, "Revenue from Contracts with Customers (Topic 606)" which clarifies and improves the principles for recognizing revenue and develops a common revenue standard for United States generally accepted accounting principles (U.S. GAAP) and International Financial Reporting Standards (IFRS) that among other things, improves comparability of revenue recognition practices and provides more useful information to users of financial statements through improved disclosure requirements. The amendments in ASU 2014-09 are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date. The amendment in this ASU defers the effective date of ASU No. 2014-09 for all entities for one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 31, 2016, including interim reporting periods with that reporting period. The Company is currently reviewing the effect of this guidance on its revenue recognition.

F-10

MIG MOBILE TECH BHD

NOTES TO FINANCIAL STATEMENT

(Amount expressed in United States Dollars (“US$”), except for number of shares)

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)”, and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. In August

2015, the FASB issued an Accounting Standards Update to defer by one year the effective dates of its new revenue recognition standard until annual reporting periods beginning after December 15, 2017 (2018 for calendar-year public entities) and interim periods therein. Management is currently assessing the impact of the adoption of ASU 2014-09 and has not determined the effect of the standard on our ongoing financial reporting.

In June 2014, the FASB issued ASU 2014-15, "Presentation of Financial Statements-Going concern (Subtopic 205-40) which provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. This guidance in ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The Company does not expect that the adoption will have a material impact on its financial statements.

In November 2014, FASB issued Accounting Standards Update No. 2014-16, Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity (a consensus of the FASB Emerging Issues Task Force).The amendments permit the use of the Fed Funds Effective Swap Rate (also referred to as the Overnight Index Swap Rate, or OIS) as a benchmark interest rate for hedge accounting purposes. Public business entities are required to implement the new requirements in fiscal years (and interim periods within those fiscal years) beginning after December 15, 2015. All other types of entities are required to implement the new requirements in fiscal years beginning after December 15, 2015, and interim periods beginning after December 15, 2016. The Company does not expect the adoption of ASU 2014-16 to have a material impact on its financial statements.

In February 2015, the FASB issued ASU 2015-02 "Consolidation (Topic 810): Amendments to the Consolidation Analysis." ASU 2015-02 changes the analysis that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. The Company is currently in the process of evaluating the impact of the adoption of ASU 2015-02 on its financial statements.

In April 2015, the FASB issued ASU 2015-03 “Simplifying the Presentation of Debt Issuance Costs”, which changes the presentation of debt issuance costs in the financial statements. ASU 2015-03 requires an entity to present such costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of the costs will continue to be reported as interest expense. The guidance is effective for annual reporting periods beginning after December 15, 2016, with early adoption permitted. The guidance will be applied retrospectively to each period presented. The adoption of this standard update is not expected to have any impact on the Company's financial statements.

In July 2015, the FASB issued ASU 2015-11, Inventory, which requires an entity to measure inventory within the scope at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The effective date for the standard is for fiscal years beginning after December 15, 2016. Early adoption is permitted. The Company does not expect the adoption of ASU 2015-11 to have a material impact on its financial statements.

In September 2015, the FASB issued ASU No. 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments. To simplify the accounting for adjustments made to provisional amounts recognized in a business combination, the amendments eliminate the requirement to retrospectively account for those adjustments. For public business entities, the amendments are effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. For all other entities, the amendments in this update are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. The amendments should be applied prospectively to adjustments to provisional amounts that occur after the effective date with earlier application permitted for financial statements that have not been issued. The Company does not expect the adoption of ASU 2015-16 to have a material impact on its financial statements.

F-11

MIG MOBILE TECH BHD

NOTES TO FINANCIAL STATEMENT

(Amount expressed in United States Dollars (“US$”), except for number of shares)

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required recognize the following for all leases (with the exception of short-term leases) at the commencement date: 1) A lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and 2) A right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, including interim periods within those years. The Company is evaluating this ASU and has not determined the effect of this standard on its ongoing financial reporting.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

4.	AMOUNT DUE FROM/(TO) RELATED PARTIES

The amounts are unsecured, bear no interest and are payable on demand.

5.	AMOUNT DUE FROM/(TO) DIRECTORS

The amounts are unsecured, bear no interest and are payable on demand.

6.	PLANT AND EQUIPMENT, NET

Plant and equipment consisted of the following:

	As of July 31,
	2017	2016

Computer hardware	$38,083	$13,570
Computer software	14,498	7,542
Furniture & fittings	19,364	12,797
Office equipment	14,033	14,593
Telecommunication	6,700	–
Renovation	59,086	39,623
Signboard	1,837	1,359
Security & alarm systems	1,416	1,495
	155,017	90,979
(Less): Accumulated depreciation	(26,529)	(3,994)
(Less): Foreign translation difference	(204)	(98)
Plant and equipment, net	$128,284	$86,887

Depreciation expense for the years ended July 31, 2017 and 2016 amounted to $22,683 and $3,994 respectively.

F-12

MIG MOBILE TECH BHD

NOTES TO FINANCIAL STATEMENT

(Amount expressed in United States Dollars (“US$”), except for number of shares)

7.	STOCKHOLDERS’ EQUITY

During the year, the Company has issued the following ordinary shares:

	Number of ordinary shares		As at July 31
	2017	2016	2017	2016
	Units	Units	USD	USD
Issued and fully paid:

At date of incorporation / beginning of the year	5,775,002	2	$1,446,320	$1
Issued during the year	1,935,000	5,775,000	436,844	1,446,319
At the end of the year	7,710,002	5,775,002	$1,883,164	$1,446,320

Pursuant to the Companies Act 2016 in Malaysia, effective from 31 January 2017, the concept of authorized share capital and par value has been abolished. Amount standing to the credit of premium account/capital redemption reserve are transferred to share capital as at that date. Ordinary shares of the Company have no par value.

8.	INCOME TAX

The loss before income taxes of the Company for the years ended July 31, 2017 and 2016 were comprised of the following:

	As of July 31,
	2017	2016

Tax jurisdictions from foreign, representing: Malaysia	$(1,637,280)	$(991,488)

Loss before incomes taxes	$(1,637,280)	$(991,488)

Provision for income taxes consisted of the following:

	As of July 31,
	2017	2016

Current	$873	$381
Deferred	4,429	4,176
	5,302	4,557
Foreign translation adjustments	199	(108)
	$5,501	$4,449

The company is subject to the Malaysia Corporate Tax Laws at a progressive income tax rate at 24% on the assessable income for its tax year. For the years ended July 31, 2017 and 2016, the company incurred an aggregate operating loss of $991,488 and $1,637,280, respectively, which can be carried forward indefinitely to offset its taxable income. As of July 31, 2017, the operations in Malaysia incurred $2,638,718 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss can be carried forward indefinitely.

F-13

MIG MOBILE TECH BHD

NOTES TO FINANCIAL STATEMENT

(Amount expressed in United States Dollars (“US$”), except for number of shares)

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of July 31, 2017 and 2016:

	As of July 31,
	2017	2016

Deferred tax assets:	–	–
Net operating loss carryforwards: Malaysia	$(1,613,053)	$(987,494)
Tax payable at 24%	(387,133)	(236,999)
Deferred tax assets	(387,133)	(236,999)
(Less): Valuation allowance	(387,133)	(236,999)
	$–	$–

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $387,133 as of December 31, 2017. For the year ended July 31, 2017, the valuation allowance increased by $150,134.

9.	RELATED PARTIES TRANSACTIONS

	Year ended July 31,
	2017	2016
Transaction with company in which a shareholder has substantial financial interest
Sales	$52,836	$–
Interest income	806	–
Expenses - Management fee	5,774	–
Rental of premise	29,112	29,112

These transactions are carried out at the commercial term in the normal course of business.

10.	REVENUE

Revenue consists of Sales of Goods and rendering of Services.

11.	SUBSEQUENT EVENTS

On September 2017 & April 2018, the company had issued 105,961 & 42,184,037 shares respectively at restricted common stock, with an additional working capital of $25,276 and $2,615,412 respectively.

	Common Stock
	No of share	Amount

Issued shares at September 2017	105,961	$25,276
Issued shares at April 2018	42,184,037	2,615,412
	42,289,998	$2,640,688

F-14

MIG MOBILE TECH BHD

INDEX TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

F-15

MIG MOBILE TECH BHD

CONDENSED BALANCE SHEETS

(Amount expressed in United States Dollars (“US$”), except for number of shares)

	Note	April 30, 2018	July 31, 2017
		(Unaudited)	(Audited)
ASSETS
Current assets:
Inventories	5	$24,380	$22,331
Trade receivables		74,534	–
Other receivables, deposits and prepayments		91,965	53,889
Amount due from related parties	6	39,677	175,126
Cash and bank balances		22,220	65,591

Total current assets		252,776	316,937

Non-current assets:
Plant and equipment, net	7	129,505	128,284
Intangible assets	8	661,411	–
		790,916	128,284

TOTAL ASSETS		$1,043,692	$445,221

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables		$3,026	$6,942
Other payables and accruals		326,510	542,809
Amount due to directors	9	13,267	144,894
Amount due to related parties	6	115,323	560,879
Tax payables		1,370	1,254

Total current liabilities		$459,496	$1,256,778

Non-current liabilities:
Deferred taxation		9,395	8,605

TOTAL LIABILITIES		$468,891	$1,265,383

Stockholders’ equity:
Issued capital 50,000,000 and 7,710,002 shares issued and outstanding as of April 30, 2018 and July 31, 2017, respectively	11	$4,523,852	$1,883,164
Other comprehensive loss		(194,197)	(64,608)
Accumulated losses		(3,754,854)	(2,638,718)
Total stockholders’ equity / (deficit)		574,801	(820,162)

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY		$$1,043,692	$445,221

See accompanying notes to condensed financial statement

F-16

MIG MOBILE TECH BHD

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Amount expressed in United States Dollars (“US$”), except for number of shares)

		Three months ended April 30		Nine months ended April 30
	Note	2018	2017	2018	2017
Revenues, net		$(504)	$12,330	$16,147	$18,984

Cost of revenues		13,797	(168,204)	(70,571)	(208,730)

Gross profit / (loss)		13,293	(155,874)	(54,424)	(189,746)

Operating expenses:
General and operating expenses		(322,995)	(313,955)	(1,136,440)	(988,170)

Loss from operations		(309,702)	(469,829)	(1,190,864)	(1,177,916)

Other income:
Others income		75,620	154	74,209	2,913
Gain on written off fixed assets		–	–	519	–

		75,620	154	74,728	2,913

Loss before income taxes		(234,082)	(469,675)	(1,116,136)	(1,175,003)

Income tax expense	10	–	–	–	–

NET LOSS		$(234,082)	$(469,675)	$(1,116,136)	$(1,175,003)

Other comprehensive expense:
Foreign currency translation loss		(165,806)	(150,818)	(129,589)	(11,129)

COMPREHENSIVE LOSS		$(399,888)	$(620,493)	$(1,245,725)	$(1,186,132)

See accompanying notes to condensed financial statements.

F-17

MIG MOBILE TECH BHD

CONDENSED STATEMENTS OF CASH FLOWS

(Amount expressed in United States Dollars (“US$”))

	Nine months ended 30 April,
	2018	2017
Cash flows from operating activities:
Net loss	$(1,116,136)	$(1,175,003)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of plant and equipment	20,158	16,200
Plant and equipment written off	64,337	–
Gain on disposal of plant and equipment	(519)	–
Operating loss before working capital changes	(1,032,160)	(1,158,803)

Changes in operating assets and liabilities:
Inventories	(2,049)	3,237
Trade receivables	(74,534)	–
Others receivables, deposits and prepayments	(38,076)	39,210
Trade payable, net	(3,916)	(32,105)
Other payables and accrued liabilities	(216,299)	365,147
Net cash used in operating activities	(1,367,034)	(783,314)

Cash flows from investing activities:
Purchase of plant and equipment	(67,707)	(54,683)
Proceeds from disposal of plant and equipment	1,513	–
Purchase of intangible asset	(661,411)	–
Net cash used in investing activities	(727,605)	(54,683)

Cash flows from financing activities:
Advanced from/(to) related parties	(310,107)	164,889
Advanced from/(to) directors	(131,627)	16,797
Proceeds from issued shares	2,640,688	436,844
Net cash from financing activities	2,198,954	618,530

Foreign currency translation adjustment	(147,686)	(5,671)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(43,371)	(225,138)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	65,591	418,044

CASH AND CASH EQUIVALENTS, END OF YEAR	$22,220	$192,906

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$–	$–
Cash paid for tax	$–	$–

See accompanying notes to condensed financial statements

F-18

MIG MOBILE TECH BHD

CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Amount expressed in United States Dollars (“US$”), except for number of shares)

	Common stock		Accumulated other comprehensive	Accumulated	Total
	No of shares	Amount	loss	deficit	Equity

Balance as at August 01, 2017	7,710,002	$1,883,164	$(64,608)	$(2,638,718)	$(820,162)

Issued shares	42,289,998	2,640,688	–	–	2,640,688

Net loss for the year	–	–	–	(1,116,136)	(1,116,136)

Foreign currency translation loss	–	–	(129,589)	–	(129,589)

Balance as of April 30, 2018	50,000,000	$4,523,852	$(194,197)	$(3,754,854)	$574,801

See accompanying notes to condensed financial statements.

F-19

MIG MOBILE TECH BHD

NOTES TO CONDENSED FINANCIAL STATEMENT

(Amount expressed in United States Dollars (“US$”), except for number of shares)

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared by management in accordance with both accounting principles generally accepted in the United States (“GAAP”), and the instructions to Rule 10-01 of Regulation S-X. Certain information and note disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading.

In the opinion of management, the balance sheet as of July 31, 2017 which has been derived from the audited financial statements and these unaudited condensed financial statements reflect all normal and recurring adjustments considered necessary to state fairly the results for the periods presented. The results for the period ended April 30, 2018 are not necessarily indicative of the results to be expected for the entire fiscal year ending July 31, 2017 or for any future period.

These unaudited financial statements and notes thereto should be read in conjunction with the audited financial statements for the year ended July 31, 2017.

NOTE 2 – ORGANIZATION AND BUSINESS BACKGROUND

MIG Mobile Tech Bhd (“MIG” or the “Company”) was incorporated and registered as a public limited liability company in Malaysia on October 1, 2015.

The registered office is located at B-8-6-13, Block B, Setiawalk, Persiaran Wawasan, Pusat Bandar Puchong, 47160 Puchong Selangor, Malaysia.

The principal place of operation is located at 1st Floor, Block A, Axis Business Campus, No. 13A & 13B, Jalan 225, Section 51A, 46100 Petaling Jaya, Selangor, Malaysia.

The principal activities of the Company are engaged in e-commerce, online to offline marketplace and payment eco-system.

NOTE 3 – GOING CONCERN UNCERTAINTY

The accompanying financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

For the nine months ended April 30, 2018, the Company reported a net loss of $1,116,136 and working capital deficit of $206,720 as of April 30, 2018. The Company had total stockholders’ surplus of $574,801 as of April 30, 2018.

The continuation of the Company as a going concern is dependent upon improving the profitability and the continuing financial support from its stockholders or other capital sources. Management believes that the continuing financial support from the existing shareholders or external debt financing will provide the additional cash to meet the Company’s obligations as they become due.

These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

•	Basis of presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

F-20

MIG MOBILE TECH BHD

NOTES TO CONDENSED FINANCIAL STATEMENT

(Amount expressed in United States Dollars (“US$”), except for number of shares)

•	Use of estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

•	Cash and cash equivalents

Cash and cash equivalents represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

•	Trade receivables

Trade receivables are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and determined based on managements’ assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment. The Company considers the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

•	Property, plant and equipment

Property and plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational:

Categories	Expected useful life
Computer hardware	4 years
Computer software	4 years
Furniture & fittings	10 years
Office equipment	5 years
Telecommunication	2 years
Renovation	10 years
Signboard	5 years
Security & alarm system	4 years

Expenditure for maintenance and repairs is expensed as incurred. The gain or loss on the disposal of property, plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statement of operations.

•	Intangible assets

Intangible assets are stated at cost less accumulated amortization. Intangible assets represented the computer software in Malaysia which is amortized on a straight-line basis over a useful life of ten years.

The Company follows ASC Topic 350 in accounting for intangible assets, which requires impairment losses to be recorded when indicators of impairment are present and the undiscounted cash flows estimated to be generated by the assets are less than the assets’ carrying amounts. There was no impairment losses recorded on intangible assets for the period ended April 30, 2018.

F-21

MIG MOBILE TECH BHD

NOTES TO CONDENSED FINANCIAL STATEMENT

(Amount expressed in United States Dollars (“US$”), except for number of shares)

•	Inventories

Inventories consisting of products available for sell, are stated at the lower of cost or market value. Cost of inventory is determined using the first-in, first-out (FIFO) method. Inventory reserve is recorded to write down the cost of inventory to the estimated market value due to slow-moving merchandise and damaged goods, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. The Company takes ownership, risks and rewards of the products purchased. Write downs are recorded in cost of revenues in the Condensed Statements of Operations and Comprehensive Income.

•	Revenue recognition

i.	Sales of Goods
Revenue from sales of goods is recognized when the significant risks and rewards of ownership have been transferred to the buyer. Revenue is measured at the fair value of the consideration received or receivable, net of discounts and taxes application to the revenue.

ii.	Rendering of Services Revenue from rendering of services is measured by reference to the stage if completions of the transaction at the reporting date.

iii.	Interest Income Interest income is recognized using the effective interest method, and accrued on a time basis.

•	Cost of revenues

Cost of revenue includes payment gateway transaction fee, additional V and RV point given to merchant and user for those who purchase V point.

•	Comprehensive income

ASC Topic 220, “Comprehensive Income” establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statements of stockholders’ equity consists of changes in unrealized gains and losses on foreign currency translation and cumulative net change in the fair value of available-for-sale investments held at the balance sheet date. This comprehensive income is not included in the computation of income tax expense or benefit.

•	Income tax expense

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

F-22

MIG MOBILE TECH BHD

NOTES TO CONDENSED FINANCIAL STATEMENT

(Amount expressed in United States Dollars (“US$”), except for number of shares)

The Company conducts major businesses in Malaysia and is subject to tax in their own jurisdictions. As a result of its business activities, the Company will file separate tax returns that are subject to examination by the foreign tax authorities.

•	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The functional currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company maintains its books and record in a local currency, Malaysian Ringgit (“MYR” or “RM”), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates for the respective years:

	For the nine months period ended April 30
	2018	2017
Year-end MYR : US$1 exchange rate	3.9195	4.3475
Yearly average MYR : US$1 exchange rate	4.0702	4.3180

•	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

•	Fair value of financial instruments

The carrying value of the Company’s financial instruments: cash and cash equivalents, trade receivable, deposits and other receivables, amount due to related parties and other payables approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

•	Level 1 : Observable inputs such as quoted prices in active markets;

•	Level 2 : Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

•	Level 3 : Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

For the nine months ended April 30, 2018 & 2017 the Company did not have any nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements, at least annually, on a recurring basis, nor did the Company have any assets or liabilities measured at fair value on a non-recurring basis.

F-23

MIG MOBILE TECH BHD

NOTES TO CONDENSED FINANCIAL STATEMENT

(Amount expressed in United States Dollars (“US$”), except for number of shares)

•	Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In April 2014, the FASB issued ASU 2014-08 “Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360) - Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity”, which changes the threshold for reporting discontinued operations and adds new disclosures. The new guidance defines a discontinued operation as a disposal that “represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results.” The standard is required to be adopted by public business entities in annual periods beginning on or after December 15, 2014, and interim periods within those annual periods. Entities may “early adopt” the guidance for new disposals. The Company does not expect that the adoption will have a material impact on its financial statements. In May 2014, the FASB issued ASU 2014-09, "Revenue from Contracts with Customers (Topic 606)" which clarifies and improves the principles for recognizing revenue and develops a common revenue standard for United States generally accepted accounting principles (U.S. GAAP) and International Financial Reporting Standards (IFRS) that among other things, improves comparability of revenue recognition practices and provides more useful information to users of financial statements through improved disclosure requirements. The amendments in ASU 2014-09 are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date. The amendment in this ASU defers the effective date of ASU No. 2014-09 for all entities for one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 31, 2016, including interim reporting periods with that reporting period. The Company is currently reviewing the effect of this guidance on its revenue recognition.

In June 2014, the FASB issued ASU 2014-15, "Presentation of Financial Statements-Going concern (Subtopic 205-40) which provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. This guidance in ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The Company does not expect that the adoption will have a material impact on its financial statements.

In November 2014, FASB issued Accounting Standards Update No. 2014-16, Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity (a consensus of the FASB Emerging Issues Task Force).The amendments permit the use of the Fed Funds Effective Swap Rate (also referred to as the Overnight Index Swap Rate, or OIS) as a benchmark interest rate for hedge accounting purposes. Public business entities are required to implement the new requirements in fiscal years (and interim periods within those fiscal years) beginning after December 15, 2015. All other types of entities are required to implement the new requirements in fiscal years beginning after December 15, 2015, and interim periods beginning after December 15, 2016. The Company does not expect the adoption of ASU 2014-16 to have a material impact on its financial statements.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)”, and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. In August 2015, the FASB issued an Accounting Standards Update to defer by one year the effective dates of its new revenue recognition standard until annual reporting periods beginning after December 15, 2017 (2018 for calendar-year public entities) and interim periods therein. Management is currently assessing the impact of the adoption of ASU 2014-09 and has not determined the effect of the standard on our ongoing financial reporting.

F-24

MIG MOBILE TECH BHD

NOTES TO CONDENSED FINANCIAL STATEMENT

(Amount expressed in United States Dollars (“US$”), except for number of shares)

In February 2015, the FASB issued ASU 2015-02 "Consolidation (Topic 810): Amendments to the Consolidation Analysis." ASU 2015-02 changes the analysis that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. The Company is currently in the process of evaluating the impact of the adoption of ASU 2015-02 on its financial statements.

In April 2015, the FASB issued ASU 2015-03 “Simplifying the Presentation of Debt Issuance Costs”, which changes the presentation of debt issuance costs in the financial statements. ASU 2015-03 requires an entity to present such costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of the costs will continue to be reported as interest expense. The guidance is effective for annual reporting periods beginning after December 15, 2016, with early adoption permitted. The guidance will be applied retrospectively to each period presented. The adoption of this standard update is not expected to have any impact on the Company's financial statements.

In July 2015, the FASB issued ASU 2015-11, Inventory, which requires an entity to measure inventory within the scope at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The effective date for the standard is for fiscal years beginning after December 15, 2016. Early adoption is permitted. The Company does not expect the adoption of ASU 2015-11 to have a material impact on its financial statements.

In September 2015, the FASB issued ASU No. 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments. To simplify the accounting for adjustments made to provisional amounts recognized in a business combination, the amendments eliminate the requirement to retrospectively account for those adjustments. For public business entities, the amendments are effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. For all other entities, the amendments in this update are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. The amendments should be applied prospectively to adjustments to provisional amounts that occur after the effective date with earlier application permitted for financial statements that have not been issued. The Company does not expect the adoption of ASU 2015-16 to have a material impact on its financial statements.

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required recognize the following for all leases (with the exception of short-term leases) at the commencement date: 1) A lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and 2) A right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, including interim periods within those years. The Company is evaluating this ASU and has not determined the effect of this standard on its ongoing financial reporting.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

NOTE 5 - INVENTORIES

	April 30, 2018 (Unaudited)	July 31, 2017 (Audited)
Finished goods, at cost	$24,380	$22,331
Total inventories	$24,380	$22,331

F-25

MIG MOBILE TECH BHD

NOTES TO CONDENSED FINANCIAL STATEMENT

(Amount expressed in United States Dollars (“US$”), except for number of shares)

NOTE 6 – AMOUNT DUE FROM/(TO) RELATED PARTIES

The amounts are unsecured, bear no interest and are payable on demand.

NOTE 7 - PLANT AND EQUIPMENT, NET

Plant and equipment consisted of the following:

	April 30, 2018 (Unaudited)	July 31, 2017 (Audited)

Computer hardware	$41,430	$38,083
Computer software	15,828	14,498
Furniture & fittings	27,882	19,364
Office equipment	15,320	14,033
Telecommunication	6,764	6,700
Renovation	59,951	59,086
Signboard	1,658	1,837
Security & alarm systems	2,259	1,416
	171,092	155,017
(Less): Accumulated depreciation	(37,803)	(26,529)
(Less): Foreign translation difference	(3,784)	(204)
Property, plant and equipment, net	$129,505	$128,284

Depreciation expense for the nine months ended April 30, 2018 and 2017 amounted to $20,158 and $16,200 respectively.

NOTE 8 – INTANGIBLE ASSETS

Intangible assets consisted of the following:

	April 30, 2018 (Unaudited)	July 31, 2017 (Audited)

Computer software	$661,411	$–

NOTE 9 – AMOUNT DUE TO DIRECTORS

The amounts are unsecured, bear no interest and are payable on demand.

F-26

MIG MOBILE TECH BHD

NOTES TO CONDENSED FINANCIAL STATEMENT

(Amount expressed in United States Dollars (“US$”), except for number of shares)

NOTE 10 - INCOME TAX

The loss before income taxes of the Company for the nine months ended April 30, 2018 and 2017 were comprised of the following:

	Nine months ended April 30,
	2018	2017

Tax jurisdictions from foreign, representing: Malaysia	$(1,116,136)	$(1,175,003)

Loss before incomes taxes	(1,116,136)	(1,175,003)

Provision for income taxes consisted of the following:

	Nine months ended April 30,
	2018	2017

Current	$(115)	$26
Deferred	(790)	282
	(905)	308
Foreign translation adjustments	905	(308)
	–	–

The company is subject to the Malaysia Corporate Tax Laws at a progressive income tax rate at 24% on the assessable income for its tax year. For the nine months ended April 30, 2018 and 2017, the company incurred an aggregate operating loss of $1,116,136 and $1,175,003, respectively, which can be carried forward indefinitely to offset its taxable income. As of April 30, 2018, the operations in Malaysia incurred $3,754,854 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss can be carried forward indefinitely.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company for the nine months ended April 30, 2018 and 2017:

	Nine months ended April 30,
	2018	2017

Deferred tax assets:	$–	$–
Net operating loss carryforwards: Malaysia	(1,094,721)	(1,157,666)

Tax payable at 24%	(262,733)	(277,840)
Deferred tax assets	(262,733)	(277,840)

(Less): Valuation allowance	(262,733)	(277,840)
	–	–

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $262,733 as of April 30, 2018. For the year ended April 30, 2018, the valuation allowance decreased by $15,107.

F-27

MIG MOBILE TECH BHD

NOTES TO CONDENSED FINANCIAL STATEMENT

(Amount expressed in United States Dollars (“US$”), except for number of shares)

NOTE 11 – STOCKHOLDERS’ EQUITY

During the year, the Company has issued the following ordinary shares:

	Number of ordinary shares		Nine months ended April 30,
	2018	2017	2018	2017
	Units	Units	USD	USD
Issued and fully paid:

At date of incorporation / beginning of the year	7,710,002	5,775,002	$1,883,164	$1,446,320
Issued during the year	42,289,998	1,935,000	2,640,688	436,844
At the end of the year	50,000,000	7,710,002	4,523,852	1,883,164

Pursuant to the Companies Act 2016 in Malaysia, effective from 31 January 2017, the concept of authorized share capital and par value has been abolished. Amount standing to the credit of premium account/capital redemption reserve are transferred to share capital as at that date. Ordinary shares of the Company have no par value.

NOTE 12 – SUBSEQUENT EVENT

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after April 30, 2018 up through the issue date of these financial statements. During the period, the Company did not have any material recognizable subsequent events.

F-28

WECONNECT TECH INTERNATIONAL, INC (formerly CONTACT MINERALS CORP.) Unaudited Pro forma Financial Information (Unaudited)

F-29

WECONNECT TECH INTERNATIONAL, INC

INDEX TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

(UNAUDITED)

F-30

WECONNECT TECH INTERNATIONAL, INC. (formerly CONTACT MINERALS CORP.)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF APRIL 30, 2018

(Amount expressed in United States Dollars (“US$”))

	Historical	Historical	Pro Forma	Pro Forma
	WCTI	MIG	Adjustments	Combined
ASSETS
Current assets:
Inventories	$–	$24,380		$24,380
Trade receivables	–	74,534		74,534
Other receivables, deposits and prepayments	1,425	91,965		93,390
Amount due from related companies	–	39,677		39,677
Cash and bank balances	555	22,220		22,775
Total current assets	1,980	252,776		254,756

Non-current assets:
Plant and equipment, net	–	129,505		129,505
Intangible assets	–	661,411		661,411
Total non-current assets	–	790,916		790,916

TOTAL ASSETS	$1,980	$1,043,692		$1,045,672

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables	$1,800	$3,026		$4,826
Other payables and accrued liabilities	10,468	326,510		336,978
Amounts due to directors	–	13,267		13,267
Amounts due to related parties	114,544	115,323		229,867
Tax payables	–	1,370		1,370
Total current liabilities	126,812	459,496		586,308

Long-term liabilities:

Deferred taxation	–	9,395		9,395

Total liabilities	126,812	468,891		595,703

Total equity:
Stockholders’ equity / (deficit):
Common stock	95,300	–	498,310	593,610
Paid-in capital	–	4,523,852	(4,523,852)	–
Additional paid-in capital	745,859	–	24,417,195	25,163,054
Donated capital	187,381	–	–	187,381
Accumulated other comprehensive loss	–	(194,197)	656	(193,541)
Accumulated losses	(1,153,372)	(3,754,854)	(20,378,962)	(25,287,188)

Total stockholders’ equity / (deficit)	(124,832)	574,801	13,347	463,316
Non-controlling interest	–	–	(13,347)	(13,347)

Total equity / (deficit)	(124,832)	574,801	–	449,969

TOTAL LIABILITIES AND EQUITY	$1,980	$1,043,692	–	$1,045,672

F-31

WECONNECT TECH INTERNATIONAL, INC. (formerly CONTACT MINERALS CORP.)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATION

FOR THE NINE MONTHS ENDED APRIL 30, 2018

(Amount expressed in United States Dollars (“US$”), except for number of shares and stated otherwise)

	Historical	Historical	Pro Forma	Pro Forma
	WCTI	MIG	Adjustment	Combined
Revenues, net	$–	$16,147		$16,147

Cost of revenue	–	(70,571)		(70,571)
Gross loss	–	(54,424)		(54,424)

Operating expenses:
General and operating expenses	(125,853)	(1,136,440)		(1,262,293)

Loss from operation	(125,853)	(1,190,864)		(1,316,717)

Other Income / (Expenses)
Others income	–	74,209		74,209
Gain on written off fixed assets	–	519		519
Foreign currency loss	(9,832)	–		(9,832)

Total other income / (expense)	(9,832)	74,728		64,896

LOSS BEFORE INCOME TAXES	(135,685)	(1,116,136)		(1,251,821)

Income tax expense	–	–		–

NET LOSS	$(135,685)	$(1,116,136)		$(1,251,821)

Other comprehensive expense:
-Foreign currency translation loss	–	(129,589)		(129,589)

COMPREHENSIVE LOSS	(135,685)	(1,245,725)		(1,381,410)
Less: Net loss attributable to non-controlling interest	–	–	(4,211)	(4,211)

NET COMPREHENSIVE LOSS ATTRIBUTABLE TO THE COMPANY	$–			$(1,385,621)

Net loss per share - Basic and Diluted	$–			$–

Weighted average number of common shares outstanding - Basic and Diluted	83,181,538			581,491,608

*Less than $0.001

F-32

WECONNECT TECH INTERNATIONAL, INC. (formerly CONTACT MINERALS CORP.)

NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS AS OF APRIL 30, 2018

NOTE 1 – BACKGROUND OF ORGANISATION

On June 8, 2018, WECONNECT TECH INTERNATIONAL, INC (“the Company” or WCTI, and MIG Mobile Tech Bhd (“MIG”), consummated a Share Exchange Agreement (the “Share Exchange Agreement”). In connection with the Share Exchange Transaction, the Company issued 498,310,070 shares of its Common Stock at $0.05 per share in acquiring 99.662% in the equity shares of MIG.

NOTE 2 – BASIS OF PRESENTATION

Due to the control of WCTI and MIG, the acquisition of MIG represented a transaction among entities under common control. Pursuant to ASC 805-50-25, “Transactions Between Entities Under Common Control” and other SEC, the acquisition of MIG was accounted for as a transaction among entities under common control and the assets, liabilities, revenues and expenses of MIG were carried over to and combined with WCTI at their carrying values, and as if the transaction occurred at the beginning of the period.

Although the Company is the legal acquirer, MIG was considered the acquirer for accounting purposes as a common director obtained control of MIG, prior to obtaining control of the Company on June 8, 2018. MIG will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity. Accordingly, the assets, liabilities and results of operations of MIG will become the historical financial statements of MIG, and WCTI’s assets, liabilities and results of operations will be with MIG beginning on the acquisition date. These pro forma financial statements are presented as a continuation of MIG.

The pro forma balance sheet as of April 30, 2018 is based on the historical financial statements of WCTI after giving effect to MIG’s acquisition of WCTI as a transaction among entities under common control and applying the assumptions and adjustments described in the notes to the pro forma financial statements as if such acquisition had occurred as of April 30, 2018 for the balance sheet for pro forma financial statements purposes.

The pro forma financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document and assumptions that management believes are reasonable. The pro forma financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with MIG’s historical financial statements included elsewhere in this Amendment to the Current Statement on Form 8-K for the years ended July 31, 2017 and 2016, and for the period ended April 30, 2018 as Exhibits filed with SEC herewith.

The pro forma financial statements do not purport to represent what the results of operations or financial position of the combined entity would actually have been if the merger had in fact occurred on April 30, 2018, nor do they purport to project the results of operations or financial position of the combined entity for any future period or as of any date.

These pro forma financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between MIG and WCTI since such amounts, if any, are not presently determinable.

NOTE 3 – PRO FORMA ADJUSTMENTS

The pro forma financial statements have been prepared as if the acquisition was completed on April 30, 2018 for combined balance sheet purpose and reflects the following pro forma adjustment(s):

(a)	To reflect the issuance of 498,310,070 shares of common stock at $0.05 per share of WCTI for the acquisition of 99.662% of MIG outstanding capital stock

(b)	To eliminate the paid-in capital of MIG and account for non-controlling interest.

F-33

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Appointment of KCCW Accountancy Corp.

On September 18, 2017, our Board of Directors approved the dismissal Manning Elliott LLP (“Manning”) as our independent registered public accountant, effective immediately. Except as noted in the paragraph immediately below, the reports of Manning on the Company’s financial statements for the years ended July 31, 2016 and 2015 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of Manning on the Company’s financial statements as of and for the years ended July 31, 2016 and 2015 contained explanatory paragraphs which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company has not generated any revenues and has incurred operating losses since inception, which raised doubt about its ability to continue as a going concern.

During the years ended July 31, 2016 and 2015 and through September 15, 2017, the Company has not had any disagreements with Manning on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Manning’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such periods.

During the years ended July 31, 2016 and 2015 and through September 15, 2017, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

A copy of Manning’s agreement with the foregoing statements was filed as Exhibit 16.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 19, 2017.

Concurrently therewith, we retained the firm of KCCW Accountancy Corp. (“KCCW”), to audit our consolidated financial statements for our fiscal year ending July 31, 2017.

During the fiscal years ended July 31, 2016 and 2015, and through the date of this Form 8-K, neither the Company nor anyone acting on its behalf consulted KCCW regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and KCCW did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (2) any matter that was either the subject of a disagreement with Manning on accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Manning, would have caused Manning to make reference to the matter in their report, or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K of the SEC’s rules and regulations.

Appointment of Total Asia Associates PLT

On May 8, 2018, the audit committee of the Board of Directors of WECONNECT Tech International, Inc., a Nevada corporation (“we” or “us”), approved the dismissal of KCCW as our independent accountant. KCCW audited our financial statements for the fiscal year ended July 31, 2017, and reviewed our financial statements for the related interim periods. Concurrently therewith, we retained the firm of Total Asia Associates PLT (“Total Asia”), to audit our financial statements for our fiscal year ending July 31, 2018.

In connection with the audit of our financial statements as of and for the fiscal year ended July 31, 2017, there were no disagreements with KCCW on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreements, if not resolved to the satisfaction of KCCW, would have caused them to make reference in connection with its reports to the subject matter of the disagreements. None of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K of the SEC’s rules and regulations have occurred during the fiscal year ended July 31, 2017, or during any subsequent interim period.

The audit reports of KCCW on our financial statements as of and for the year ended July 31, 2017, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that each of the audit report for the year ended July 31, 2017, contained explanatory paragraphs regarding the Company’s ability to continue as a going concern.

We have requested that KCCW furnish us with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of this letter was included as Exhibit 16.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2018.

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During the fiscal years ended July 31, 2017, and 2016, and through the date of this Form 8-K, neither the Company nor anyone acting on its behalf consulted Total Asia regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and Total Asia did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (2) any matter that was either the subject of a disagreement with KCCW on accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of KCCW, would have caused KCCW to make reference to the matter in their report, or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K of the SEC’s rules and regulations.

Item 3.02. Unregistered Sale of Equity Securities

The disclosure provided under Item 2.01 above is hereby incorporated by reference.

Item 5.06. Change in Shell Company Status

The disclosures set forth under Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference. As described above under Item 2.01, on June 8, 2018, the Company completed the acquisition of MIG. As a result of the acquisition, the Company is no longer a shell company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The unaudited financial statements and selected financial information relating to MIG Mobile Tech Berhad for the nine months ended April 30, 2018, and 2017, and the audited financial statements and selected financial information relating to MIG Mobile Tech Berhad for the years ended July 31, 2017, and 2016, are included in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and “Financial Statements and Supplementary Data” beginning on pages 17 and F-1, respectively, and are herein incorporated by reference.

(b) Pro Forma Financial Information

The pro forma financial statements relating to WCTI are included in the section entitled “Financial Statements and Supplementary Data” beginning on page F-30, and are herein incorporated by reference.

The pro forma balance sheet as of April 30, 2018 is based on the historical financial statements of WCTI after giving effect to WCTI’s acquisition of MIG using the equity method of accounting and applying the assumptions and adjustments described in the notes to the pro forma financial statements as if such acquisition had occurred as of April 30, 2018 for the balance sheet for pro forma financial statements purposes.

The pro forma financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had MIG Mobile Tech Berhad and WCTI been a combined entity during the specified period(s). The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document and assumptions that management believes are reasonable. The pro forma financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with MIG Mobile Tech Berhad’s historical financial statements included elsewhere in this Current Statement on Form 8-K for the fiscal years ended July 31, 2017 and 2016, and for the period ended April 30, 2018 as Exhibits filed with SEC herewith.

The pro forma financial statements do not purport to represent what the results of operations or financial position of the combined entity would actually have been if the merger had in fact occurred on April 30, 2018, nor do they purport to project the results of operations or financial position of the combined entity for any future period or as of any date.

(c) Shell Company Transaction

See Items 9.01(a) and (b) of this Current Report on Form 8-K, which are incorporated herein by reference.

37

(c)	Exhibits

Exhibit
Number	Description of Exhibit
3.1	Amended and Restated Articles of Incorporation (1)
3.3	Bylaws.(2)
10.1	Share Exchange Agreement, dated June 8, 2018, by and between MIG Mobile Tech Berhad amd WECONNECT Tech International Inc.*
10.2	Tenancy Agreement, dated November 1, 2017, by and between MIG Network & Consultancy Sdn. Bhd. And MIG Mobile Tech Bhd.*
10.3	Development Agreement, dated October 16, 2017, by and between Digiland Pte. Ltd. and MIG Mobile Tech Bhd.*
10.4	Letter of Appointment, dated April 1, 2016, by and between MIG Mobile Tech Berhad and Dato’ Stanley Kwuen Lim Wong*
10.5	Letter of Appointment, dated April 1, 2016, by and between MIG Mobile Tech Berhad and Dato’ Brian Wee Shiong Han*
10.6	Letter of Appointment, effective March 1, 2018, by and between MIG Mobile Tech Berhad and Chow Wing Loke*
10.7	Form of Letter of Appointment of Independent Director*
21	List of Subsidiaries*
99.1	Audit Committee Charter.(3)
99.2	Pre-Approval Procedures. (3)

Notes:
(1)	Incorporated by reference from Exhibit 1 of our Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on October 18, 2017.
(2)	Incorporated by reference from our Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on October 1, 2007.
(3)	Incorporated by reference from our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 2017.

*Filed Herewith.

38

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WECONNECT TECH INTERNATIONAL, INC.
Dated: June 8, 2018

	By:	/s/ Shiong Han Wee
Shiong Han Wee
Chief Executive Officer

39